Exhibit 4.5

                            METTLER-TOLEDO, INC.
                      ENHANCED RETIREMENT SAVINGS PLAN

                            AMENDED AND RESTATED

                        EFFECTIVE AS OF JULY 1, 2002
                   (EXCEPT AS OTHERWISE PROVIDED HEREIN)

                                  FOREWORD

PURPOSE

Effective as of October 1, 1988, Toledo Scale Corporation, a Delaware corporation, established the Toledo Scale Corporation Savings and Investment Plan (the "Plan") for the benefit of eligible employees. Effective January 1, 1992, the Plan was renamed the Mettler-Toledo, Inc. Savings and Investment Plan, to reflect a change in the name of Toledo Scale Corporation to Mettler-Toledo, Inc. (the "Company"). Effective as of July 1, 1994, the Mettler Instrument Corporation Savings and Investment Plan was merged into the Plan, the Plan was amended and restated, and the Plan was renamed the "Mettler Toledo Retirement Savings Plan". Effective as of October 1, 1999, the Safeline, Inc. 401(k) Plan was merged into the Plan. Effective as of January 1, 2000, the Plan was amended and restated in its entirety. Effective as of July 1, 2002, the Plan is being restated in its entirety and the name of the Plan is being changed to the Mettler-Toledo, Inc. Enhanced Retirement Savings Plan. The purpose of the Plan is to encourage eligible employees of authorized divisions or departments of the Company or of any authorized company affiliated with the Company to provide additional financial security and to supplement retirement income by savings on a regular long term basis.

BACKGROUND

As of January 1, 1981 Reliance Electric Company, a corporation organized and existing under the laws of the State of Delaware ("Reliance Electric"), amended and restated the Reliance Electric Company Savings and Investment Plan (the "Prior Reliance Electric Plan") to continue to provide eligible employees additional financial security and to supplement retirement income by savings on a regular and long term basis.

As of October 1, 1983  Reliance  Electric  amended and  restated  the Prior
Reliance Electric Plan. Such amended and restated plan is referred to herein as the "Reliance Electric Plan".

The Company, then a wholly-owned subsidiary of Reliance Electric, and Reliance Electric determined that:

1) Effective as of October 1, 1988, the Plan should be established to cover eligible employees of the Company in lieu of having such employees continue to participate in the Reliance Electric Plan;

2) All assets and liabilities of the Reliance Electric Plan which were allocable to eligible employees of the Company would be transferred to the Plan and the trust established in conjunction therewith; and

3) As of the inception of the Plan and the transfer thereto of the aforementioned assets and liabilities of the Reliance Electric Plan, the provisions of the Plan would be the same, in all material respects, as those of the Reliance Electric Plan.

The Company has subsequently amended the Plan from time to time.

This amendment and restatement of the Plan shall constitute an amendment, restatement and continuation of the Plan. Except as the text may specifically provide otherwise, the terms and provisions of the Plan as hereinafter set forth and as it hereafter may be amended from time to time, establish the rights and obligations with respect to Participants (as hereinafter defined) employed on and after July 1, 2002 and to transactions under the Plan on and after such date. Unless explicitly provided otherwise, the provisions of this amendment and restatement with stated effective dates prior to July 1, 2002 shall be deemed to amend the corresponding provisions, if any, of the Plan as in effect before this amendment and restatement and all amendments thereto as of such dates. Events occurring before the applicable effective date of any provision of this amendment and restatement shall be governed by the applicable provision of the Plan in effect on the date of the event.

The adoption of the Plan in its entirety is intended to comply with the provisions of Sections 401(a) of the Internal Revenue Code of 1986 and applicable regulations thereunder.

                            METTLER-TOLEDO, INC.

                      ENHANCED RETIREMENT SAVINGS PLAN

                                  CONTENTS
                                  --------

                                                                       PAGE

Article I Definitions......................................................1
      1.1   "Account"......................................................1
      1.2   "Administrative Committee".....................................1
      1.3   "After-Tax Contribution Account"...............................1
      1.4   "Appropriate Form".............................................1
      1.5   "Basic Employee Contribution"..................................1
      1.6   "Basic Employee Contribution Account"..........................1
      1.7   "Basic Salary Reduction Contribution"..........................1
      1.8   "Basic Salary Reduction Contribution Account"..................1
      1.9   "Beneficiary"..................................................2
      1.10  "Board" or "Board of Directors"................................2
      1.11  "Code".........................................................2
      1.12  "Common Stock".................................................2
      1.13  "Company"......................................................2
      1.14  "Company Matching Contribution"................................2
      1.15  "Company Matching Contribution Account"........................2
      1.16  "Compensation".................................................2
      1.17  "Disability"...................................................3
      1.18  "Discretionary Contribution"...................................3
      1.19  "Discretionary Contribution Account"...........................3
      1.20  "Early Retirement".............................................3
      1.21  "Effective Date"...............................................3
      1.22  "Eligible Earnings"............................................3
      1.23  "Eligible Employee" ...........................................4
      1.24  "Employee".....................................................4
      1.25  "Employer".....................................................4
      1.26  "Employment Commencement Date".................................5
      1.27  "Enrollment Date"..............................................5
      1.28  "ERISA"........................................................5
      1.29  "Excluded Entity"..............................................5
      1.30  "Group"........................................................5
      1.31  "Highly Compensated Employee"..................................5
      1.32  "Hour of Service" .............................................5
      1.33  "Interactive Electronic Communication" ........................6
      1.34  "Investment Fund"..............................................6
      1.35  "Leased Employee"..............................................7
      1.36  "Mettler Toledo Stock Fund"....................................7
      1.37  "Normal Retirement Age"........................................7
      1.38  "Normal Retirement Date".......................................7
      1.39  "Notice".......................................................7
      1.40  "Participant" .................................................7
      1.41  "Period of Service" ...........................................7
      1.42  "Period of Severance"..........................................8
      1.43  "Plan".........................................................8
      1.44  "Plan Year"....................................................8
      1.45  "Prior Reliance Electric Plan".................................8
      1.46  "Qualified Contribution".......................................8
      1.47  "Qualified Contribution Account"...............................8
      1.48  "Reliance Electric Plan".......................................8
      1.49  "Reemployment Commencement Date"...............................8
      1.50  "Rollover Contribution"........................................8
      1.51  "Rollover Contribution Account"................................8
      1.52  "Safe Harbor Matching Contribution"............................8
      1.53  "Safe Harbor Matching Contribution Account"....................8
      1.54  "Savings Contribution".........................................9
      1.55  "Savings Contribution Account".................................9
      1.56  "Severance from Service".......................................9
      1.57  "Special Contribution".........................................9
      1.58  "Special Contribution Account" ................................9
      1.59  "Special Contribution Year"....................................9
      1.60  "Transition Contribution"......................................9
      1.61  "Transition Contribution Account".............................10
      1.62  "Trustee".....................................................10
      1.63  "Trust Agreement".............................................10
      1.64  "Trust Fund"..................................................10
      1.65  "Valuation Date"..............................................10
      1.66  "Vested Interest".............................................10
      1.67  "Year of Eligibility Service".................................10
      1.68  "Year of Vesting Service".....................................10
Article II Eligibility and Participation..................................12
      2.1   Eligibility Requirements......................................12
      2.2   Commencement of Participation.................................12
      2.3   Beneficiary Designation.......................................13
      2.4   Changes in Status of Eligible Employee........................14
Article III Basic Salary Reduction Contributions..........................15
      3.1   Basic Salary Reduction Contributions..........................15
      3.2   Voluntary Suspension..........................................15
      3.3   Change in Contribution Rates..................................15
      3.4   Limitations on Basic Salary Reduction Contributions
            (Plan Years beginning before January 1, 2003).................16
      3.5   Distributions of Excess Deferrals.............................18
      3.6   Coordination of Excess Amounts under Sections 401(k) and 402(g)
            of the Code (Plan Years beginning before January 1, 2003).....19
      3.7   Catch-up Contributions........................................20
      3.8   Rollover Contributions........................................20
Article IV Employer Contributions.........................................22
      4.1   Company Matching Contributions................................22
      4.2   Safe Harbor Matching Contributions............................22
      4.3   Savings Contributions.........................................23
      4.4   Special Contributions.........................................25
      4.5   Transition Contributions......................................27
      4.6   Discretionary Contributions...................................28
      4.7   Limitation on Annual Additions................................28
      4.8   Limitation on Company Matching Contributions
            (Plan Years beginning before January 1, 2003).................30
      4.9   Aggregate Limitation (Plan Years beginning before
            January 1, 2002)..............................................33
      4.10  Qualified Contributions (Plan Years beginning before
            January 1, 2003)..............................................34
      4.11  Return of Contributions.......................................34
Article V Valuation of Accounts...........................................35
      5.1   Maintenance of Accounts.......................................35
      5.2   Valuation.....................................................35
      5.3   Valuation of Funds............................................35
Article VI Vesting of Accounts............................................36
      6.1   Vesting.......................................................36
      6.2   Treatment of Forfeitures......................................37
      6.3   Reinstatement of Accounts.....................................37
Article VII Investment of Accounts........................................39
      7.1   Investment of Accounts........................................39
      7.2   Investment Elections..........................................39
      7.3   Mettler Toledo Stock Fund.....................................41
      7.4   Voting of Common Stock........................................42
Article VIII Withdrawals During Employment................................44
      8.1   Basic Withdrawals.............................................44
      8.2   Hardship Withdrawals..........................................45
      8.3   Payment of Withdrawals........................................47
      8.4   Values........................................................47
Article IX Distribution of Benefits.......................................48
      9.1   Amount of Distribution........................................48
      9.2   Payment of Distribution.......................................48
      9.3   Deferred Accounts.............................................49
      9.4   Distribution Requirements Applicable
            to Basic Salary Reduction Contributions.......................50
      9.5   Alienation of Benefits........................................50
      9.6   Latest Commencement of Benefits...............................51
      9.7   Mandatory Commencement of Benefits............................51
      9.8   Death Benefits................................................52
      9.9   Distributions Upon Plan Termination or other Events...........52
      9.10  Identity and Competence of Payees.............................52
      9.11  Direct Rollover of Eligible Rollover Distribution.............52
Article X Administration of the Plan......................................54
      10.1  Plan Administrator............................................54
      10.2  Appointment of the Administrative Committee...................54
      10.3  Powers of the Administrative Committee........................55
      10.4  Individual Accounts...........................................57
      10.5  Claim Procedures..............................................57
      10.6  Appointment of Accountant.....................................58
      10.7  Indemnification of Certain Persons............................58
      10.8  Special Withdrawal Period.....................................58
      10.9  Plan Expenses.................................................59
Article XI Operation of the Trust Fund....................................60
      11.1  Trust Fund; Trustee...........................................60
      11.2  Appointment of Investment Manager.............................60
Article XII Adoption, Amendment, Termination and Merger...................61
      12.1  Adoption of the Plan..........................................61
      12.2  Right to Amend................................................61
      12.3  Termination or Discontinuance of Contributions................61
      12.4  Merger, Consolidation or Transfer.............................62
Article XIII Miscellaneous................................................63
      13.1  Uniform Administration........................................63
      13.2  Payments from Trust Fund......................................63
      13.3  Plan Not a Contract of Employment.............................63
      13.4  Applicable Law................................................63
      13.5  Unclaimed Amounts.............................................63
      13.6  Severability..................................................64
      13.7  Employer Records..............................................64
      13.8  Application of Plan Provisions................................64
      13.9  IRC 414(u) Compliance Provision...............................64
      13.10 IRC 125 Compliance Provision..................................64
Article XIV Participation in Plan by Affiliates...........................65
      14.1  Participation by Affiliate....................................65
      14.2  Withdrawal by Affiliate.......................................65
      14.3  Special Rule for Corporate Reorganizations....................66
Article XV Loans..........................................................67
      15.1  Availability..................................................67
      15.2  Terms and Procedures..........................................67
Article XVI Determination of Top-Heavy Status.............................70
      16.1  General.......................................................70
      16.2  Top-Heavy Plan................................................70
      16.3  Super Top-Heavy Plan..........................................70
      16.4  Cumulative Accrued Benefits and Cumulative Accounts...........70
      16.5  Definitions...................................................71
      16.6  Vesting.......................................................72
      16.7  Compensation..................................................72
      16.8  Minimum Contributions.........................................72
      16.9  Defined Benefit and Defined Contribution Plan Fractions.......72
      16.10 Method of Determining Accrued Benefit.........................73
      16.11 Change in Statute Automatically Incorporated..................73
Appendix A  Special Provisions Pertaining to Certain Employees
            of Mettler Instrument Corporation.............................74
Appendix B  Bonus Deferrals...............................................75
Appendix C  Special Provisions Pertaining to Certain Employees of
            ASI Applied Systems, Inc......................................78
Appendix D  Special Provisions Pertaining to Certain Employees of
            Safeline, Inc.................................................82
Exhibit I   Special Contributions.........................................84

                                 ARTICLE I

                                DEFINITIONS

As used herein, unless otherwise defined or required by the context, the following words and phrases shall have the meanings indicated. Some of the words and phrases used in the Plan are not defined in this Article I, but for convenience are defined as they are introduced into the text.

1.1 "Account" means, to the extent applicable to a given Participant, the After-Tax Contribution Account, Basic Employee Contribution Account, Basic Salary Reduction Contribution Account, Company Matching Contribution Account, Discretionary Contribution Account, Qualified Contribution Account, Rollover Account, Safe Harbor Matching Contribution Account, Savings Contribution Account, Special Contribution Account, Transition Contribution Account or any subaccount thereof, as the context requires.

1.2 "Administrative Committee" means the committee constituted to administer the Plan in accordance with Section 10.2.

1.3 "After-Tax Contribution Account" means the separate Account maintained for a Participant to record his share of the Trust Fund attributable to after-tax contributions made on his behalf under the Reliance Electric Plan.

1.4 "Appropriate Form" means the form or forms prescribed by the Administrative Committee for a particular purpose.

1.5 "Basic Employee Contribution" means a contribution made by a Participant as a condition of participation in the Prior Reliance Electric Plan, as provided in Section 3.02 of the Prior Reliance Electric Plan.

1.6 "Basic Employee Contribution Account" means the separate Account maintained for a Participant to record his share of the Trust Fund attributable to Basic Employee Contributions made on his behalf.

1.7 "Basic Salary Reduction Contribution" means a contribution made by an Employer pursuant to an election by the Participant to reduce the cash compensation otherwise currently payable to him by an equivalent amount, in accordance with the provisions of
          Section 3.1, and such amounts contributed by an Employer to the Reliance Electric Plan under Section 3.01 thereof. For Plan Years beginning on and after January 1, 2002, Basic Salary Reduction Contributions shall also include catch-up contributions under
          Section 3.7.

1.8 "Basic Salary Reduction Contribution Account" means the separate Account maintained for a Participant to record his share of the Trust Fund attributable to Basic Salary Reduction Contributions made on his behalf.

1.9 "Beneficiary" means the person or persons so designated in accordance with Section 2.3 to receive benefits payable under the Plan as a result of the Participant's death.

1.10 "Board" or "Board of Directors" means the Board of Directors of the Company.

1.11 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

1.12      "Common   Stock"  means  the  common   stock  of   Mettler-Toledo
          International Inc. which is a qualifying employer security within the meaning of Section 407(d)(5) of ERISA.

1.13 "Company" means Mettler-Toledo, Inc., a Delaware corporation, as now constituted or as may be constituted hereafter, or any person, firm, corporation or partnership which may succeed to its business and which adopts the Plan.

1.14 "Company Matching Contribution" means an Employer contribution made to the Trust Fund pursuant to Section 4.1.

1.15 "Company Matching Contribution Account" means the separate Account maintained for a Participant to record his share of the Trust Fund attributable to Company Matching Contributions made on his behalf.

1.16 "Compensation" means the (a) the nondeferred remuneration of an Employee for services rendered to the Group, inclusive of Basic Salary Reduction Contributions, regularly-scheduled paid bonuses, sales commissions, overtime, shift differential and incentive earnings, exclusive of non-regular bonuses, stock option income, moving expenses paid or reimbursed by a member of the Group and the Group's cost for any employee benefit plan (which cost is not included in the gross income of the Employee), including the Plan, except as provided in this Section, and (b) in the case of an Eligible Employee of an Employer which is a "foreign subsidiary" (as described in Section 406(a) of the Code and to which an agreement entered into under Section 312(1) of the Code applies) or a "domestic subsidiary" (described in Section 407(a) of the Code) and who has been authorized to participate in the Plan by the Administrative Committee, an amount determined by the Administrative Committee, using as a guideline to be uniformly and consistently applied, that nondeferred remuneration which would be considered as his basic rate of compensation if his services were performed in a similar position in the United States for the Company, but in no event shall the "Compensation", as determined by the Administrative Committee, exceed the nondeferred remuneration actually received by such an Eligible Employee. Effective for each Plan Year beginning on and after January 1, 1989, in no event shall the amount of Compensation taken into account under the Plan exceed the adjusted annual limitation permitted under Section 401(a)(17) of the Code for such Plan Year. Such adjusted annual limitation shall be for each Plan Year beginning on and after January 1, 1989 and prior to January 1, 1994, $200,000 as adjusted for such year in the same manner as under Section 415(d) of the Code; for each Plan Year beginning on and after January 1, 1994 and prior to January 1, 2002, $150,000 as adjusted for such year as provided under
          Section 401(a)(17)(B) of the Code and for each Plan Year beginning on and after January 1, 2002, $200,000 as adjusted for such year as provided under Section 401(a)(17)(B) of the Code.

1.17 "Disability" means the termination of service of a Participant with the Employer due to a physical or mental disability which will permanently disable such Participant from performing the customary duties of his regular job with the Employer. Such permanent disability is to be determined by a licensed physician provided by or acceptable to the Administrative Committee.

1.18 "Discretionary Contribution" means an Employer contribution made to the Trust Fund pursuant to Section 4.6.

1.19 "Discretionary Contribution Account" means the separate Account maintained for a Participant to record his share of the Trust Fund attributable to Discretionary Contributions made on his behalf.

1.20 "Early Retirement" means a Participant's termination of service, provided it occurs on or after his 55th birthday, but prior to his Normal Retirement Date, and after his completion of 10 1-year Periods of Service.

1.21 "Effective Date" means October 1, 1988. The effective date of this restatement is July 1, 2002, unless otherwise provided.

1.22      "Eligible Earnings" means:

          (a) The basic, regular earnings of a Participant for services rendered to the Group while the Participant is an Eligible Employee; provided, however, such earnings shall include the items set forth in subsection (i) below and shall exclude the items set forth in subsection (ii) below, and, provided further, that any forms of compensation not enumerated herein shall be deemed to be excluded in the same manner as if identified in subsection (ii) below:

               (i) Inclusions: overtime pay, sales commissions, vacation pay, pay during an approved leave of absence, retro pay, regularly-scheduled paid bonuses, shift differential, Basic Salary Reduction Contributions, and amounts subject to an Eligible Employee's salary reduction election under a plan described in Section 125 of the Code.

               (ii) Exclusions: income attributable to a waiver of coverage under any Group-provided medical program, any non-regular bonuses, stock option income, any income attributable to fringe or welfare benefits provided by the Group, any vehicle allowance income attributable to an Employee's personal use of a car owned by a Group member, any amount paid or reimbursed by a Group member relative to an Employee's relocation (without regard to whether such amounts are includable in income or may be deductible by the Employee), any Group-provided gifts or awards, any tuition payments or reimbursements, any severance payments, any sick pay paid by a third party, income and any distributions from a nonqualified retirement or deferred compensation plan.

          (b) In the case of an Eligible Employee described in Section 1.16(b), "Eligible Earnings" shall be an amount determined by the Administrative Committee, using as a guideline to be uniformly and consistently applied, that nondeferred remuneration which would be considered his basic rate of compensation if his services were performed in a similar position for the Company in the United States, but in no event shall the "Eligible Earnings", as determined by the Administrative Committee, exceed the nondeferred remuneration actually received by such an Eligible Employee.

          (c) Notwithstanding any provision of the Plan to the contrary, Eligible Earnings shall not exceed the adjusted annual limitation described in Section 1.16.

1.23      "Eligible   Employee"   means  each  Employee  of  any  Employer,
          excluding (i) any Employee included in a unit of employees represented by a recognized bargaining agent and covered by a collective bargaining agreement in which retirement benefits were the subject of good faith bargaining unless such agreement specifically provides for coverage under the Plan, and (ii) any Employee who is a nonresident alien without U.S.-source income, and (iii) any Employee of who is, for a period of employment with an Employer, covered under a retirement plan sponsored by a member of the Group and which plan otherwise primarily benefits employees in non-U.S. employment, and (iv) any Employee classified by an Employer as a co-op student or intern, and (v) any Employee of an Excluded Entity, while so employed.

          For purposes of Sections 3.4, 4.8 and 4.9, the term "Eligible Employee" means an Eligible Employee (as otherwise defined in this Section 1.23) of an Employer who, at any time during the Plan Year in question has satisfied the eligibility requirements set forth in Section 2.1, regardless of whether such individual has elected to become a Participant in the Plan.

          Notwithstanding any provision of the Plan to the contrary, any individual who an Employer determines to be an independent contractor, leased employee (including a Leased Employee), leased owner, leased manager, shared employee or person working under a similar classification shall not become an Eligible Employee hereunder, regardless of whether any such individual is ultimately determined to be a common law employee, unless and until the Company shall otherwise determine. Any Employee shall be considered an Eligible Employee only during such period in which he satisfies the requirements defined above.

1.24 "Employee" means any person performing services for the Company, or any other member of the Group, as a common law employee.

1.25 "Employer" means the Company and any member of the Group that has adopted the Plan in accordance with Article XIV. As the context requires, the term "Employer" may mean any of the Employers or all of them.

1.26 "Employment Commencement Date" means the date on which the Employee first performs an Hour of Service.

1.27 "Enrollment Date" means the first day of any calendar month and such other date or dates as the Administrative Committee shall specify.

1.28 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.29 "Excluded Entity" means any division of the Company, or any other corporation (or division of such a corporation) subsidiary to or affiliated with the Company, which qualifies as a member of the Group but which is not expressly authorized by the Board of Directors of the Company or its delegate to participate in the Plan.

1.30 "Group" means the Company and any other company which is related to the Company as a member of a controlled group of corporations in accordance with Section 414(b) of the Code or as a trade or business under common control in accordance with Section 414(c) of the Code, any organization which is part of an affiliated service group in accordance with Section 414(m) of the Code, or any entity required to be aggregated with the Company in accordance with Section 414(o) of the Code and the regulations thereunder. For the purposes under the Plan of determining whether or not a person is an Employee and the period of employment of such person, each such other company shall be included in the definition of "Group" only for such period or periods during which such other company is so a member of a controlled group, under common control, an affiliated service group or otherwise required to be aggregated. For purposes of applying the annual contributions limits imposed by Section 415 of the Code, the definition of "control" for this purpose shall be modified as required by Section 415(h) of the Code.

1.31 "Highly Compensated Employee" means any Employee who is a 5 percent owner (as defined in Section 416(i)(1) of the Code) with respect to a member of the Group during the Plan Year or the preceding Plan Year or who both received IRC 414(s) compensation (as defined in Section 3.4(c) hereof except that, for purposes of this Section 1.31 and effective for years beginning on and after January 1, 2000, IRC 414(s) compensation shall not include moving expenses paid or reimbursed by a member of the Group) during the preceding Plan Year in excess of $80,000 and was a member of the "top-paid group" (as defined in Section 414(q)(3) of the Code) during such Plan Year. For purposes of this Section 1.31, the $80,000 amount is to be indexed at the same time and in the same manner as other adjustments under Section 415(d) of the Code.

1.32      "Hour of Service" means:

          (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for an Employer of member of the Group. These hours shall be credited to the Employee for the computation period or periods in which the duties are performed;

          (b) Each hour for which an Employee is paid, or entitled to payment, by an Employer or member of the Group on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence. Hours under this paragraph shall be calculated and credited pursuant to the minimum requirements prescribed under Section 2530.200b-2 of the Department of Labor Regulations, which are incorporated herein by this reference;

          (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer or member of the Group. The same Hours of Service shall not be credited both under subsections (a) or (b) above, as the case may be, and under this subsection (c). These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains, rather than the computation period in which the award, agreement, or payment is made; and

          (d) Each hour for which service credit is required under The Family and Medical Leave Act of 1993 with respect to an Employee who is on leave as provided by said Act.

          (e) Notwithstanding the foregoing, in the case of any Employee for whom an Employer's records do not accurately reflect the actual number of Hours of Service as determined above, such Employee shall be credited with 45 Hours of Service for each week in which he is credited with at least one Hour of Service.

1.33 "Interactive Electronic Communication" means a communication between a Participant or Beneficiary and the person or entity designated by the Administrative Committee to perform recordkeeping and other administrative services on behalf of the Plan pursuant to a system maintained by such person or entity and communicated to each Participant and Beneficiary whereby each such individual may make elections and exercise options as described herein with respect to all or a portion of his Account through the use of such system and a personal identification number. If a Participant or Beneficiary (i) consents to participate in Interactive Electronic Communication procedures adopted by the Administrative Committee and (ii) acknowledges that actions taken by him through the use of his personal identification number pursuant to the Interactive Electronic Communication procedure constitute his signature for purposes of initiating transactions such as Investment Fund changes, the Participant or Beneficiary, as the case may be, will be deemed to have given his written consent and authorization to any such action resulting from the use of the Interactive Electronic Communication system by the Participant or Beneficiary.

1.34 "Investment Fund" means each of the separate investment options which the Administrative Committee, in its sole discretion and pursuant to uniform and nondiscriminatory rules, may make available under the Plan for the investment of Plan contributions and Accounts.

1.35 "Leased Employee" means any person (other than an Employee of an Employer) who pursuant to an agreement between the Employer and any other person ("leasing organization") has performed services for the Employer (or for the Employer and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year and such services are performed under primary direction or control by the recipient. Except as provided below, any person satisfying the foregoing criteria shall be treated as an Employee. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the Employer shall be treated as provided by the Employer.

          Notwithstanding the foregoing, a Leased Employee shall not be considered an Employee of an Employer if (i) such Leased Employee is covered by a money purchase pension plan providing (1) a nonintegrated employer contribution rate of at least 10 percent of compensation, (2) immediate participation, and (3) full and immediate vesting; and (ii) Leased Employees do not constitute more than 20 percent of the Employer's non-Highly Compensated Employee workforce.

1.36 "Mettler Toledo Stock Fund" means the Investment Fund described in Section 7.3.

1.37 "Normal Retirement Age" means the attainment of age 65 by a Participant.

1.38 "Normal Retirement Date" means the first day of the month coincident with or next following a Participant's 65th birthday.

1.39      "Notice" means,  unless otherwise  specifically  provided herein,
          (i) written Notice on an Appropriate Form provided by the Administrative Committee that is, in the discretion of the Administrative Committee, properly completed and executed by the party giving such Notice and which is delivered by hand or by mail to the Administrative Committee or to such party designated by the terms of the Plan or by the Administrative Committee to receive the Notice, or (ii) Notice by Interactive Electronic Communication to the person or entity designated by the Administrative Committee to perform recordkeeping and other administrative services on behalf of the Plan. The form of Notice satisfactory in any given circumstance under the Plan shall be determined by the Administrative Committee, in its discretion, and shall be applied uniformly to all Participants and to all Beneficiaries. Notice to any party as provided herein shall be deemed to be given when it is actually received (either physically or by Interactive Electronic Communication, as the case may be) by the party to whom such Notice is given.

1.40 "Participant" means an Eligible Employee who has become a participant in the Plan in accordance with Article II. Each Participant shall continue to be such after he ceases to be an Eligible Employee until his Accounts have been completely distributed.

1.41 "Period of Service" means that period of time commencing on an Employee's Employment Commencement Date or Reemployment Commencement Date, whichever is applicable, and ending on the date of his Severance from Service. Notwithstanding the foregoing, however, if an Employee severs from service with an Employer as a result of quit, discharge, or retirement and then returns to service within 12 months of such event, such period shall be counted as part of such Employee's Period of Service. For purposes of determining an Employee's Period of Service, all non-successive Periods of Service shall be aggregated; less than one 1-year Periods of Service shall be aggregated on the basis that 12 months of service or 365 days of service equal a 1-year Period of Service. A Period of Service also shall include such period of service in the armed forces of the United States as shall be required to be recognized under applicable federal law with respect to military service.

1.42 "Period of Severance" means the period of time commencing on an Employee's Severance from Service and ending on his Reemployment Commencement Date.

1.43 "Plan" means the Mettler-Toledo, Inc. Enhanced Retirement Savings Plan, as set forth in this document, including all addenda, appendices and exhibits hereto, as the same may be amended from time to time. For purposes of Section 401(a)(27) of the Code and
          Section 407(d)(3) of ERISA, the Plan is a profit sharing plan.

1.44      "Plan Year" means the 12-month  period  commencing on any January
          1.

1.45 "Prior Reliance Electric Plan" means the Reliance Electric Company Savings and Investment Plan, as amended and restated effective as of January 1, 1981.

1.46 "Qualified Contribution" means an Employer contribution made to the Trust Fund pursuant to Section 4.10.

1.47 "Qualified Contribution Account" means the separate Account maintained for a Participant to record his share of the Trust Fund attributable to Qualified Contributions made on his behalf.

1.48 "Reliance Electric Plan" means the Reliance Electric Company Savings and Investment Plan, as amended and restated effective as of October 1, 1983.

1.49 "Reemployment Commencement Date" means the first date on which an Employee completes an Hour of Service following a Period of Severance.

1.50      "Rollover   Contribution"   means  a   contribution   made  by  a
          Participant  or Eligible  Employee to the Trust Fund  pursuant to
          Section 3.8.

1.51 "Rollover Contribution Account" means the separate Account maintained for a Participant or Eligible Employee to record his share of the Trust Fund attributable to his Rollover Contribution.

1.52      "Safe   Harbor   Matching   Contribution"   means   an   Employer
          contribution made to the Trust Fund pursuant to Section 4.2.

1.53 "Safe Harbor Matching Contribution Account" means the separate Account maintained for a Participant to record his share of the Trust Fund attributable to Safe Harbor Matching Contributions made on his behalf.

1.54 "Savings Contribution" means an Employer contribution made to the Trust Fund pursuant to Section 4.3.

1.55      "Savings   Contribution   Account"  means  the  separate  Account
          maintained for a Participant to record his share of the Trust Fund attributable to Savings Contributions made on his behalf.

1.56 "Severance from Service" means the earlier of (i) the date on which an Employee resigns, retires, dies or is discharged from employment with an Employer or member of the Group, or (ii) a period of twelve (12) months from the first date the Employee remains absent from employment (with or without pay) with an Employer or member of the Group for any reason other than resignation, retirement, death or discharge, such as vacation, holiday, sickness, disability, leave of absence or layoff.

          The date of the Severance from Service for a Participant who is absent from employment by reason of parental leave shall be the second anniversary of the first day of such absence, or, if later, the date the parental leave ceased. The period between the first and second anniversaries of the first date of absence for parental leave shall be treated as neither a Period of Service nor a Period of Severance. For purposes of this Section 1.56, parental leave means an Employee's absence from work on account of the Employee's pregnancy, the birth of the Employee's child, the placement of a child with the Employee in connection with the adoption of that child by the Employee, or for purposes of caring for that child for a period beginning immediately following that birth or placement.

          An absence will not be considered by reason of parental leave unless the Employee provides the Administrative Committee with information within 10 working days demonstrating that the absence is for one of the reasons described in the preceding sentence. At the end of such absence, the Employee must provide the Administrative Committee or its representative with a record of the number of days of such absence. Nothing in this Plan shall require the Employer to grant a paid leave of absence to any Employee.

1.57 "Special Contribution" means an Employer contribution made to the Trust Fund pursuant to Section 4.4.

1.58      "Special   Contribution   Account"  means  the  separate  Account
          maintained for a Participant to record his share of the Trust Fund attributable to Special Contributions.

1.59 "Special Contribution Year" means the 12-month period commencing on July 1, 2002 and ending June 30, 2003 and the 12-month period commencing on any July 1 thereafter.

1.60 "Transition Contribution" means an Employer contribution made to the Trust Fund pursuant to Section 4.5.

1.61 "Transition Contribution Account" means the separate Account maintained for a Participant to record his share of the Trust Fund attributable to Transition Contributions made on his behalf.

1.62 "Trustee" means the individual(s) and/or entity(ies) appointed from time to time by the Board to administer the Trust Fund in accordance with Section 11.1.

1.63 "Trust Agreement" means the agreement entered into between the Company and the Trustee, as provided for in Section 11.1, as the same may be amended from time to time.

1.64      "Trust Fund" means the trust fund  established in accordance with
          Section 11.1 from which benefits provided under this Plan will be paid.

1.65 "Valuation Date" means each day the New York Stock Exchange is open for business.

1.66 "Vested Interest" means that portion of an Account in which an individual has a fully vested and nonforfeitable right, as provided in Article VI.

1.67 "Year of Eligibility Service" means a 1-year Period of Service; provided, however, that if an Employee is classified as a temporary employee by his Employer or is a part-time employee who is classified by his Employer as other than a regular part-time employee, Year of Eligibility Service shall mean an Eligibility Computation Period (as defined below) in which the Employee completes at least 1,000 Hours of Service.

          The "Eligibility Computation Period" with respect to an Employee shall mean the 12 consecutive month period that begins on the Employee's Employment Commencement Date and ends on the first anniversary thereof, and all such subsequent 12 consecutive month periods.

1.68      "Year of  Vesting  Service"  means a 1-year  Period  of  Service, whether or not such Period of Service was completed consecutively; provided, however, that a "Year of Vesting Service" shall not include:

          (a)  Any  portion  of  a  Participant's   Period  of  Service  or
               employment by an Excluded Entity prior to March 1, 1978;

          (b) Prior to July 1, 1980, any portion of a Participant's Period of Service with respect to which the Participant did not make Basic Employee Contributions under the Prior Reliance Electric Plan;

          (c)  Any Year of Vesting  Service ignored under Section 6.1;

          and, further provided, however, that a "Year of Vesting Service" shall include:

          (d) Employment by an Excluded Entity on March 1, 1978 and thereafter of a person who, on or after that date, either ceases to be (i) an Employee of an Employer and becomes employed by an Excluded Entity, or (ii) employed by an Excluded Entity and becomes an Employee of an Employer, except that if on or after March 1, 1978 an Employer or Excluded Entity is for the first time included within the definition of "Employer" or "Group", the Administrative Committee shall determine, in a uniform nondiscriminatory manner, what portion, if any, of service prior to inclusion within such definition shall be included under this paragraph (d).

The use of the masculine pronoun shall include the feminine and the singular shall include the plural.

                                 ARTICLE II

                       ELIGIBILITY AND PARTICIPATION

2.1       Eligibility Requirements
          ------------------------

          (a) Each individual who was considered a Participant under the terms of the Plan as of June 30, 2002 shall be considered a Participant hereunder as of July 1, 2002 provided such individual satisfies the terms of Section 1.40 as of July 1, 2002. Except as otherwise provided in an Appendix hereto, on and after July 1, 2002 each Employee shall be eligible to participate in the Plan as of the first day of any calendar month that follows the date he:

               (i)  Becomes an Eligible Employee; and

               (ii) Elects to participate in accordance with Section 2.2;

               provided,  however,  if  the  Employee  is  classified  as a temporary employee by his Employer or is a part-time employee who is classified by his Employer as other than a regular part-time employee, such Employee shall also complete 1 Year of Eligibility Service while so employed before becoming eligible to participate in the Plan.

               Each Employee who satisfies the requirements of this Section 2.1(a) shall be notified by his Employer of his eligibility to participate.

          (b) Except as specifically provided for herein, a Participant's active participation in the Plan (and the right of an Eligible Employee to participate in the Plan) shall cease and terminate if and when he incurs a Period of Severance. However, in the event such Participant (or such Eligible Employee) subsequently returns to employment as an Eligible Employee, he shall again be eligible to participate in the Plan as of his Reemployment Commencement Date, upon Notice filed with the Administrative Committee.

2.2       Commencement of Participation
          -----------------------------

          (a) Elective Participation. Unless an earlier date of participation is applicable under Section 2.2(b), an Eligible Employee may become a Participant as of any
               Enrollment Date following his satisfaction of the eligibility requirements set forth in Section 2.1, provided he remains an Eligible Employee as of the Enrollment Date.

               Such an Employee may elect to become a Participant as of a given Enrollment Date by giving Notice to the Administrative Committee within 30 days (or such other period as the
               Administrative Committee may prescribe) prior to that Enrollment Date. The Eligible Employee, in giving Notice (i) may authorize his Employer to reduce his Compensation by the amount of his Basic Salary Reduction Contributions pursuant to Section 3.1, and (ii) shall make an investment election from among those options made available as provided in
               Section 7.1. Any such payroll authorization or investment election shall remain in effect until changed by Notice given to the Administrative Committee in the manner provided under Sections 3.3 and 7.2, respectively.

               If an Eligible Employee fails to give Notice to the Administrative Committee before the Enrollment Date following his eligibility to participate pursuant to Section 2.1, he shall be deemed to have elected to have no Basic Salary Reduction Contributions made on his behalf and shall not be entitled to Company Matching Contributions. Such Eligible Employee may subsequently elect to participate as provided in this Section 2.2(a) as of any later Enrollment Date.

          (b) Non-Elective Participation. An Eligible Employee shall become a Participant (if not then already a Participant under Section 2.2(a)) on the Enrollment Date coincident with or next following the date he:

               (i)  Becomes an Eligible Employee; and

               (ii) Completes 1 Year of Eligibility Service;

               provided he remains an Eligible Employee as of such Enrollment Date. An Eligible Employee described in this
               Section 2.2(b) may give Notice on which he makes an investment election from among those options made available as provided in Section 7.1. Any such investment election shall remain in effect until changed by Notice given to the Administrative Committee in the manner provided under Sections 3.3 and 7.2, respectively.

2.3       Beneficiary Designation
          -----------------------

          Each Participant shall designate a Beneficiary on the Appropriate Form provided by the Administrative Committee. The designated Beneficiary may be one or more individuals or an estate, trust or organization (other than a corporation); however, if the Participant is married at the time of his death, his surviving spouse shall automatically be his sole Beneficiary unless such spouse had consented on an Appropriate Form to a designation of a different Beneficiary (by name) or to any subsequent change in a Beneficiary (by name, unless the consent of such spouse expressly permits designations by the Participant without any requirement for further consent by such spouse, provided such spouse acknowledges his or her right to limit any such consent to a specific Beneficiary and such spouse states that he or she voluntarily elects to relinquish such right). Such consent must be witnessed by a notary public or a plan representative and must contain an acknowledgment by such spouse of the effect of the designation. If more than one individual or trust is named, the Participant shall indicate the shares and/or precedence of each individual or trust so named. Any Beneficiary so designated may be changed by the Participant at any time (subject to his or her current spouse's consent, if applicable) by signing and filing the Appropriate Form with the Administrative Committee.

          In the event that no Beneficiary had been designated or that no designated Beneficiary survives the Participant, the following
          Beneficiaries (if then living) shall be deemed to have been designated in the following priority (1) spouse, (2) children, including adopted children, in equal shares, per stirpes, and (3) those who would take under the intestate laws of the jurisdiction in which the Participant was domiciled at the time of his death.

2.4       Changes in Status of Eligible Employee
          --------------------------------------

          (a) If a Participant ceases to be actively employed (due to layoff, authorized leave of absence or otherwise), but remains an Eligible Employee who has not yet incurred a Severance from Service, such Participant shall continue to be treated as an active Participant for all purposes of the Plan, except that:

               (i) No Basic Salary Reductions Contributions, Company Matching Contributions and/or Safe Harbor Matching Contributions may be made during such period(s) of absence unless such Participant receives Compensation for such period(s) and has made the salary reduction election identified in Section 2.2(a) applicable to such Compensation;

               (ii) No Discretionary Contributions,  Savings Contributions,
                    Special Contributions or Transition Contributions shall be made to the Account maintained on behalf of such Participant unless he is absent from active employment due to an authorized leave of absence and receives Eligible Earnings for such period(s) of absence; and

               (iii)Participant  loans shall be  restricted  as provided in
                    Article XV.

          (b) If a Participant is transferred from the status of an Eligible Employee to a class of employment not eligible for participation in this Plan but continues to be employed by a member of the Group, no further contributions shall be made on behalf of the Participant under the Plan with respect of periods on and after the transfer unless the Participant is subsequently transferred back to employment as an Eligible Employee. The period of a Participant's employment in such transferred position shall continue to be recognized for purposes of determining Years of Eligibility Service and Years of Vesting Service.

          (c) If an Employee is transferred from a class of employment not eligible for participation in this Plan to employment as an Eligible Employee, such Employee shall commence participation in the Plan as provided in Sections 2.1 and
               2.2 (recognizing all periods of employment with a member of the Group for purposes of determining Years of Eligibility Service and Years of Vesting Service.)

                                ARTICLE III

                    BASIC SALARY REDUCTION CONTRIBUTIONS

3.1       Basic Salary Reduction Contributions
          ------------------------------------

          Each Participant who is an Eligible Employee and is receiving Compensation may elect to have his Employer make Basic Salary Reduction Contributions to the Plan on his behalf to be credited to his Basic Salary Reduction Contribution Account, in which case the cash Compensation otherwise payable by the Employer to the Participant shall be reduced by an amount equal to the Basic Salary Reduction Contributions so made. The permitted rate of Basic Salary Reduction Contributions shall be uniform with respect to all Participants and shall be from 1 percent to 16 percent of Compensation for periods prior to January 1, 2003 and from 1 percent to 50 percent of Compensation for periods on and after January 1, 2003.

          The Administrative Committee may from time to time specify other percentages. Except as may otherwise be permitted under Section 3.7, in no event shall the aggregate of Basic Salary Reduction Contributions (and such other "elective deferrals", as defined in Section 402(g)(3) of the Code and the regulations thereunder) made on a Participant's behalf with respect to any calendar year exceed the dollar limit as in effect with respect to such year in accordance with Sections 402(g)(1) and 402(g)(5) of the Code and Treasury Regulation Section 1.402(g)-1(d)(1).

3.2       Voluntary Suspension
          --------------------

          A Participant may voluntarily suspend any Basic Salary Reduction Contributions made pursuant to this Article III effective as of the first day of any month provided Notice is given to the Administrative Committee at such time and in such manner as determined by the Administrative Committee and communicated to Participants.

          A Participant who has suspended contributions may elect to resume Basic Salary Reduction Contributions made pursuant to this
          Article III as of the first day of any month by giving Notice to the Administrative Committee at such time and in such manner as determined by the Administrative Committee and communicated to
          Participants. A suspension of any Basic Salary Reduction Contributions made pursuant to this Article III also may be made at such times as are necessary to comply with the provisions of
          Article VIII.

3.3       Change in Contribution Rates
          ----------------------------

          A Participant may elect to increase or decrease the amount of Basic Salary Reduction Contributions made on his behalf, within the limits specified in Section 3.1, effective as of the first day of any month provided Notice is given to the Administrative Committee at such time and in such manner as determined by the Administrative Committee and communicated to Participants. Basic Salary Reduction Contribution rate changes also may be made at such times as are necessary to comply with the provisions of
          Section 3.4, Section 4.7, Section 4.8 or Section 8.2.

3.4       Limitations on Basic Salary Reduction Contributions (Plan Years
          ---------------------------------------------------
          beginning before January 1, 2003)

          (a)  Notwithstanding  the  foregoing  provisions  of this Article
               III, and effective solely with respect to Plan Years beginning before January 1, 2003, the Administrative Committee shall limit the amount of Basic Salary Reduction Contributions made on behalf of each Employee who is a Highly Compensated Employee for each Plan Year to the extent necessary to ensure that either of the following tests is satisfied:

               (i) The "Actual Deferral Percentage" (as hereinafter defined) for the group of Eligible Employees, who are Highly Compensated Employees is not more than the
                    Actual Deferral Percentage of all other Eligible Employees multiplied by 1.25; or

               (ii) The excess of the Actual  Deferral  Percentage  for the group of Eligible Employees who are Highly Compensated Employees over that of all other Eligible Employees is not more than 2 percentage points, and the Actual Deferral Percentage for the group of Eligible Employees who are Highly Compensated Employees is not more than the Actual Deferral Percentage of all other Eligible Employees multiplied by 2.0.

          (b) For purposes of this Section 3.4, the term "Actual Deferral Percentage" shall mean, for any specified group of Eligible Employees, the average of such Employees' Deferral Percentages (as defined below).

          (c) For purposes of this Section 3.4, the term "Deferral Percentage" shall mean, for any Eligible Employee, the ratio of:

               (i) The aggregate of the Basic Salary Reduction Contributions which, in accordance with the rules set forth in Treasury Regulation Section 1.401(k)-1(b)(4), are taken into account with respect to such Plan Year; to

               (ii) Such Employee's IRC 414(s)  compensation  for such Plan
                    Year. For this purpose, IRC 414(s) compensation shall mean W-2 compensation as described in Treasury Regulation Sections 1.414(s)-1(c)(2) and 1.415-2(d)(11), and shall also include all amounts currently not included in the Employee's gross income by reason of Section 125 or 402(e)(3) of the Code or, effective January 1, 2001, 132(f)(4) of the Code. In the case of an Employee who begins, resumes, or ceases to be eligible to elect to have Basic Salary Reduction Contributions made on his behalf during a Plan Year, the amount of IRC 414(s) compensation included in the Actual Deferral Percentage test is the amount of IRC 414(s) compensation received by the Employee during the entire Plan Year.

               "Deferral Percentage" for the Plan Year beginning on January 1, 2002 shall not include catch-up contributions deferred by a Participant in accordance with Section 3.7 of the Plan and
               Section 414(v) of the Code.

          (d) The Deferral Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have before-tax contributions made on his behalf under 2 or more arrangements described in Section 40l(k) of the Code that are maintained by the Company, or other Employer, shall be determined as if such before-tax contributions were made under a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under Treasury Regulations.

               If the Plan is permissibly aggregated or is required to be aggregated with other plans having the same Plan Year, as provided under Treasury Regulation Section 1.401(k)-1(b)(3) for purposes of determining whether or not such plans satisfy Sections 401(k), 401(a)(4), and 410(b) of the Code, then the provisions of this Section 3.4 shall be applied by determining the Actual Deferral Percentage of Employees who are eligible to participate in the Plan as if all such plans were a single plan.

          (e) In the event the Administrative Committee determines prior to any payroll period that the amount of Basic Salary Reduction Contributions elected to be made thereafter is likely to cause the limitation prescribed in this Section
               3.4 to be exceeded, the Administrative Committee, in its discretion, may reduce the amount of Basic Salary Reduction Contributions allowed to be made on behalf of Participants who are Highly Compensated Employees (and/or such other Participants as the Administrative Committee may prescribe) to a rate determined by the Administrative Committee (including a rate of 0 percent if the Administrative Committee so determines). Except as is hereinafter provided, the Participants to whom such reduction is applicable and the amount of such reduction shall be determined pursuant to such uniform and nondiscriminatory rules as the Administrative Committee shall prescribe.

          (f) Notwithstanding the foregoing, with respect to any Plan Year beginning before January 1, 2003 in which Basic Salary Reduction Contributions made on behalf of Participants who are Highly Compensated Employees exceed the applicable limit set forth in Section 3.4(a), the Administrative Committee may reduce, to the extent necessary to comply with the limitations prescribed in this Section 3.4, the amount of Basic Salary Reduction Contributions made on behalf of the Participants who are Highly Compensated Employees (by reducing such contributions in the order of Basic Salary Reduction Contribution amounts beginning with the largest), and distribute such excess Basic Salary Reduction Contributions (along with income attributable to such excess Basic Salary Reduction Contributions, determined in accordance with Section 3.4(g)) to the affected Participants who are Highly Compensated Employees as soon as practicable after the end of such Plan Year, and in all events prior to the end of the next following Plan Year.

          (g) Income on a Participant's excess Basic Salary Reduction Contributions for the Plan Year in which such excess occurs and for any period thereafter prior to the distribution thereof shall be determined in the manner provided for in
               Article V.

          (h) Notwithstanding any distributions pursuant to the provisions of this Section 3.4, excess Basic Salary Reduction Contributions shall be treated as Annual Additions for purposes of Section 4.7.

          (i) Distributions pursuant to this Section 3.4 shall be made proportionately from the Investment Funds with respect to the Participant's Account or Accounts from which distribution is made.

          (j) In the event that an Employer elects to make a Qualified Contribution on behalf of any or all Participants in the Plan, such Qualified Contribution, to the extent specified, shall be treated as a Basic Salary Reduction Contribution solely for purposes of this Section 3.4.

          (k) The Administrative Committee may, in its sole discretion, elect to use any combination of the methods described in this Section 3.4 to satisfy the limitations contained herein; provided, however, that such combination of methods shall be applied in a uniform and nondiscriminatory manner.

          (l) The Administrative Committee also shall take all appropriate steps to meet the aggregate limitation test contained in
               Section 4.9.

3.5       Distributions of Excess Deferrals
          ---------------------------------

          (a) Notwithstanding any other provision of the Plan, Excess Deferrals (as hereinafter defined), plus any income and minus any loss allocable thereto for both the calendar year and the "gap period" between the end of the calendar year and the date the distribution is made (determined in the same manner as the method set forth in Section 3.4(g)), shall be distributed to Participants who claim such allocable Excess Deferrals, such distribution to occur no later than April 15 of the calendar year following the calendar year in which the excess occurred.

          (b) For purposes of this Section 3.5, "Excess Deferrals" shall mean the amount of a Participant's Basic Salary Reduction Contributions (and other "elective deferrals" within the meaning of Section 402(g)(3) of the Code) for a calendar year that the Participant allocates to this Plan pursuant to the claim procedure set forth in Section 3.5(c) hereof. Excess Deferrals shall not include any Basic Salary Reduction Contributions (or other "elective deferrals") that, for Plan Years beginning on and after January 1, 2002, are treated as catch-up contributions in accordance with
               Section 3.7 of the Plan and Section 414(v) of the Code.

          (c) A Participant may make a claim for the distribution of Excess Deferrals pursuant to the terms and conditions of this Section 3.5(c). Such Participant's claim shall be in writing; shall be submitted to the Administrative Committee no later than March 1 of the calendar year following the calendar year of the Excess Deferrals; shall specify the amount of the Participant's Excess Deferrals for the preceding calendar year; and shall be accompanied by (i) the Participant's written statement that if such amounts are not distributed, such Excess Deferrals, when added to other "elective deferrals" within the meaning of Section 402(g)(3) of the Code, exceed the limit imposed on the Participant in accordance with the applicable provisions of the Code for the year in which the deferral occurred, and (ii) such documentation as the Administrative Committee, in its sole discretion, shall require to substantiate the Participant's written statement. The Administrative Committee may, on a uniform and nondiscriminatory basis, automatically deem the Participant to have made a claim for a distribution of Excess Deferrals if such excess arises by taking into account only those elective deferrals made to this Plan and any other plans of an Employer.

          (d) The Excess Deferrals distributed to a Participant with respect to a calendar year shall be adjusted for income and, if there is a loss allocable to the Excess Deferrals, shall in no event exceed the lesser of the Participant's Basic Salary Reduction Contributions Account under the Plan or the Participant's Basic Salary Reduction Contributions for the year.

          (e) Excess Deferrals shall be treated as annual additions under the Plan, unless such amounts are distributed no later than the first April 15th following the close of the Participant's taxable year in which such excess occurred.

3.6       Coordination of Excess Amounts under Sections 401(k) and 402(g)
          ---------------------------------------------------------------
          of the Code (Plan Years beginning before January 1, 2003)
          -----------

          (a) The amount of excess Basic Salary Reduction Contributions to be distributed under Section 3.4 with respect to a Participant for the Plan Year shall be reduced by any Excess Deferrals previously distributed to such Participant under
               Section 3.5 for the Participant's taxable year ending with or within such Plan Year.

          (b)  The amount of Excess Deferrals that may be distributed under
               Section 3.5 with respect to a Participant for a taxable year shall be reduced by any excess Basic Salary Reduction Contributions previously distributed to such Participant for the Plan Year beginning with or within such taxable year.

3.7       Catch-up Contributions
          ----------------------

          (a) Effective for any given Plan Year beginning on and after January 1, 2002, a Participant who is in active employment and is prevented from making additional Basic Salary Reduction Contributions to the Plan for the Plan Year as a result of the limitations described in Sections 3.4 and/or
               3.5 of the Plan, or any other applicable limitation, and who has or will attain age 50 by the last day of such Plan Year, may make an additional contribution to the Plan, hereinafter referred to as a "catch-up contribution."

          (b) The amount of a catch-up contribution made by a Participant shall not exceed the dollar limitation set forth in Section 414(v)(2)(B) of the Code (as adjusted in accordance with Section 414(v)(2)(C) of the Code) or the amounts described in Section 414(v)(2)(A) of the Code.

          (c) Catch-up contributions shall not be subject to the otherwise applicable limitations described in Sections 401(a)(30) or 415 of the Code, or any other applicable limitation for the relevant Plan Year, limitation year, or calendar year for which such contribution is credited.

          (d) Catch-up contributions shall be applicable on an equivalent basis to all Participants in the Plan who are eligible to make catch-up contributions.

3.8       Rollover Contributions
          ----------------------

          (a) Under such rules and procedures as the Administrative Committee may establish, any Eligible Employee may contribute to the Plan in cash (or any other property acceptable to the Administrative Committee and the Trustee) all or a portion of the amount received from a plan described in Section 401(a), 403(a), 408(a) or 408(b) of the Code provided such amount qualifies as an Eligible Rollover Distribution (within the meaning of Section 9.11, except that after-tax employee contributions will not be accepted). Such amount must be in the form of a direct rollover (within the meaning of Section 9.11). Before accepting any rollover contribution from an Eligible Employee, the Administrative Committee shall determine to its satisfaction that such contribution is an Eligible Rollover Distribution. In making such determination, the Administrative Committee may require the Eligible Employee to provide such evidence as may reasonably be necessary to establish that the amounts to be rolled-over meet the requirements of this Section.

          (b) Any rollover contribution made pursuant to the provisions of this Section 3.8 shall be deposited into a separate account for such Eligible Employee (his "Rollover Account") to which shall be credited the investment earnings and losses attributable thereto. An Eligible Employee shall be 100% vested in his Rollover Account at all times. Notwithstanding any provision of Section 7.2 of the Plan to the contrary:

               (i) An Eligible Employee electing a rollover shall specify, at or prior to the time the rollover contribution is made, the manner in which the amounts rolled over shall be invested in each Investment Fund offered under the Plan; such investment election shall specify, in 5% increments from 0% to 100%, the percentage of the Eligible Employee's rollover contribution to be invested in each Investment Fund;

               (ii) Prior to the date on which  he  becomes  a  Participant hereunder, an Eligible Employee who has made a rollover contribution shall have the opportunity to change the manner in which the Rollover Account is invested; such opportunity shall be equivalent to that available to a Participant with respect to the Accounts maintained on such Participant's behalf.

          (c) An Eligible Employee who makes a rollover contribution, but who is not otherwise eligible for membership in accordance with Section 2.1 or any appendix hereto, shall not be entitled to make contributions under Article III, or share any Employer contribution allocated in accordance with
               Article IV or Article XVI.

          (d) The Administrative Committee may promulgate specific rules and regulations governing all aspects of this Section.

                                 ARTICLE IV

                           EMPLOYER CONTRIBUTIONS

4.1       Company Matching Contributions
          ------------------------------

          Except as otherwise provided in an appendix hereto, as of each pay period beginning before January 1, 2003, each Employer shall make Company Matching Contributions to the Plan on behalf of each Participant who is an Eligible Employee of such Employer, in an amount which, when added to available forfeitures, if any, equals 50 percent of the Basic Salary Reduction Contributions made with respect to the Participant during such pay period which do not exceed six percent of the Participant's Compensation during such pay period. Company Matching Contributions shall be made in cash.

4.2       Safe Harbor Matching Contributions
          ----------------------------------

          (a) Effective with respect to each given pay period beginning on and after January 1, 2003, each Employer shall contribute an amount to the Trust Fund equal to the sum of those amounts individually determined with respect to each Participant who is an Eligible Employee of such Employer, as follows:

               (i) 100 percent of the Basic Salary Reduction Contributions made with respect to the Participant during such pay period which do not exceed 3 percent of the Participant's Compensation during such pay period; and

               (ii) 50 percent of the Basic Salary Reduction  Contributions made with respect to the Participant during such pay period which exceed 3 percent but do not exceed 6 percent of the Participant's Compensation during such pay period.

               Such contributions shall be designated as Safe Harbor Matching Contributions and shall be 100% vested and nonforfeitable when made. The Employer shall make Safe Harbor Matching Contributions as soon as practicable following the end of the pay period to which they relate and such contributions shall be credited to Participants' Safe Harbor Matching Contribution Accounts as of the date they are received by the Trustee or otherwise deposited in the Trust Fund. Notwithstanding the foregoing provisions of this
               Section 4.2(a), and effective for Plan Years beginning on and after January 1, 2003, the Safe Harbor Matching Contribution made on behalf of each Participant shall be adjusted as of the last day of a Plan Year to ensure that the actual Safe Harbor Matching Contribution made equals the appropriate percentages set forth in this Section 4.2, as determined on a Plan Year basis.

          (b) Effective with respect to each Plan Year in which the provisions of Section 4.2(a) are applicable, the Administrative Committee shall provide Notice during the "Safe Harbor Notice Period" (as hereinafter defined) to each Eligible Employee who is eligible to participate in the Plan during such Plan Year. Such Notice shall describe the following:

               (i) The formula used to determine the Safe Harbor Matching Contribution to be made on behalf of such Employee for such Plan Year;

               (ii) Other  contributions  provided or  permitted  under the
                    Plan;

               (iii)The   conditions   under   which   the    contributions
                    identified under (i) and (ii) above will be made;

               (iv) The  type  and  amount  of  Compensation  that  may  be deferred under the Plan as Basic Salary Reduction Contributions;

               (v) The procedures for making or changing an election to make Basic Salary Reduction Contributions; and

               (vi) The  withdrawal  and vesting  provisions  applicable to contributions under the Plan.

               For purposes hereof, the "Safe Harbor Notice Period" shall mean a period beginning 90 days before the first day of the applicable Plan Year and ending 30 days before the first day of the applicable Plan Year; provided, however, with respect to an Eligible Employee who becomes eligible to participate in the Plan during a given Plan Year in which the provisions of Section 4.2(a) are applicable, the "Safe Harbor Notice Period" shall begin 90 days before the day such Employee may first participate in the Plan and shall end on the day such Employee may first participate in the Plan.

          (c) For Plan Years beginning on and after January 1, 2003 in which the Safe Harbor Matching Contribution of Section 4.2(a) is made and the Notice requirement of Section 4.2(b) is satisfied, the Employer elects to treat the Plan as automatically satisfying the nondiscrimination in amount of employer contribution requirements of Section 401(a)(4) of the Code. Notwithstanding any provision of this Section 4.2 to the contrary, the Employer may suspend future Safe Harbor Matching Contributions at any time provided that the procedures for implementing such suspension are consistent with guidance promulgated by the Internal Revenue Service and, provided further, that for any Plan Year in which such suspension occurs, the provisions of Section 3.4, 3.6, 4.8 and 4.9 shall again become applicable to the extent then required by law.

4.3       Savings Contributions
          ---------------------

          (a) Except as otherwise provided in an appendix hereto, as of the end of each given Plan Year beginning on and after January 1, 2002, each Employer shall contribute an amount to the Trust Fund on behalf of each Participant who satisfies the criteria in (i), (ii) and (iii) below:

               (i)  The  Participant  is  an  Eligible   Employee  of  such
                    Employer for all or part of such Plan Year; and

               (ii) the Participant is either:

                    (A) In the active employment of an Employer or another member of the Group as of December 31 of such Plan Year; or

                    (B) Not in the active employment of an Employer or another member of the Group as of December 31 of such Plan Year due to:

                         (1) The Employee's Early Retirement or retirement after his Normal Retirement Age;

                         (2)  The Employee's Disability;

                         (3) The Employee's absence on account of an authorized leave of absence with respect to which Eligible Earnings are paid; or

                         (4)  The Employee's death; and

               (iii)The  Participant  has  completed 1 Year of  Eligibility
                    Service before or during such Plan Year, if the Participant's Employment Commencement Date is on or after July 1, 2002.

               The  total  Employer  contributions  made  pursuant  to this
               Section 4.3 with respect to any given Plan Year shall equal the amounts individually determined for such Plan Year under subsection (b) below. Such contribution shall be designated as a Savings Contribution, shall be allocated to the Savings Contribution Account of an eligible Participant as soon as practicable following the date it is made, and shall become 100% vested and nonforfeitable as of the earlier of the last day of the Plan Year to which the contribution applies, if the Participant is in the active employment of an Employer on such date or, if applicable to the Participant, the relevant date under Section 4.3(a)(ii)(B) above.

          (b) The Savings Contribution for any given Plan Year that is allocated on behalf of a Participant who satisfies the criteria set forth in subsection (a) above shall be equal to 1 1/2 percent of the Participant's Eligible Earnings for such Plan Year; provided, however, that with respect to an eligible Participant whose Employment Commencement Date is on or after July 1, 2002, the Savings Contribution allocated on behalf of the Participant for the Plan Year in which the Participant first completes 1 Year of Eligibility Service shall be limited to 1 1/2 percent of the Participant's Eligible Earnings during that number of complete calendar months within such Plan Year that follow the date the Participant completes 1 Year of Eligibility Service, and provided further, that the Savings Contribution allocated on behalf of an eligible Participant for the Plan Year beginning on January 1, 2002 shall not exceed 1 1/2 percent of that portion of the Participant's Eligible Earnings for such Plan Year that are paid on and after July 1, 2002.

          (c) Notwithstanding any provision of subsection (a) above to the contrary, an Employer may elect to make and allocate some or all Savings Contributions for a given Plan Year at a time or times within such Plan Year, that is earlier than the end of the Plan Year, as set forth in subsection (a) above. This change in timing may include making such contributions and allocations on a monthly or other periodic basis, recognizing for purposes of the allocation, a Participant's Eligible Earnings for such month or other period. Notwithstanding any provision of this Section 4.3 to the contrary, in the event an Employer makes an election under this subsection and as a result, Savings Contributions for a given Plan Year are allocated on behalf of an Employee who is not eligible for an allocation of Savings Contributions under subsection (a) above, the Savings Contributions so allocated, as increased by investment earnings and decreased by investment losses, shall be treated as forfeitures under the Plan.

4.4       Special Contributions
          ---------------------

          (a) Except as otherwise provided in this Section 4.4 or in an appendix hereto, as of the end of each given Plan Year beginning on and after January 1, 2002, each Employer shall contribute an amount to the Trust Fund on behalf of each Participant who is an Eligible Employee of such Employer during such Plan Year, who is identified on Exhibit I hereto and who is either:

               (i) In the active employment of an Employer or another member of the Group as of the last day of such Plan Year; or

               (ii) Not in the active  employment of an Employer or another member of the Group as of the last day of such Plan Year due to:

                    (A) The Employee's Early Retirement or retirement after his Normal Retirement Age;

                    (B)  The Employee's Disability;

                    (C) The Employee's absence on account of an authorized leave of absence with respect to which Eligible Earnings are paid; or

                    (D)  The Employee's death.

               The  total  Employer  contributions  made  pursuant  to this
               Section 4.4 with respect to any given Plan Year shall equal the sum of those amounts individually determined for such Plan Year under subsection (b) below. Such contribution shall be designated as a Special Contribution, shall be allocated to the Special Contribution Account of an eligible Participant as soon as practicable following the date it is made and shall become 100% vested and nonforfeitable as of the earlier of the last day of the Plan Year to which the contribution applies, if the Participant is in the active employment of an Employer on such date or, if applicable to the Participant, the relevant date under Section 4.4(a)(ii) above.

          (b) Excepted as provided in subsection (c) below, the Special Contribution for any given Plan Year that is allocated on behalf of a Participant who satisfies the criteria set forth in subsection (a) above shall be equal to the product of (i) and (ii) below:

               (i) The monthly amount identified on Exhibit I hereto with respect to the Participant; and

               (ii) The number of complete  months during such Plan Year in which the Participant was in the active employment of an Employer as an Eligible Employee including, solely for this purpose, any number of months during which the Participant was not in the active employment of an Employer as an Eligible Employee on account of an authorized leave of absence with respect to which Eligible Earnings are paid.

               In no event shall Special Contributions be made on behalf of a Participant with respect to any period other than a period in which the Participant (1) is in the active employment of an Employer as an Eligible Employee or (2) is not in such active employment on account of an authorized leave of absence with respect to which Eligible Earnings are paid.

          (c) Notwithstanding any provision of this Section 4.4 to the contrary, Special Contributions with respect to any Participant identified on Exhibit I hereto shall be made during a period not in excess of the number of Special Contribution Years identified with respect to the Participant on Exhibit I, such Special Contributions shall be conditioned on the Participant's satisfaction of the criteria set forth in subsection (a) above and the Special Contribution allocated on behalf of an eligible Participant for the Plan Year beginning on January 1, 2002 shall not exceed the product of (i) the monthly amount identified on
               Exhibit I hereto with respect to the Participant and (ii) six.

          (d) Notwithstanding any provision of subsection (a) above to the contrary, an Employer may elect to make and allocate some or all Special Contributions for a given Plan Year at a time or times, within such Plan Year, that is earlier than the end of the Plan Year, as set forth in subsection (a) above. This change in timing may include making such contributions and allocations on a monthly or other periodic basis. Notwithstanding any provision of this Section 4.4 to the contrary, in the event an Employer makes an election under this subsection and, as a result, Special Contributions for a given Plan Year are allocated on behalf of an Employee who is not eligible for an allocation of Special Contributions under subsection (a) above, the Special Contributions so allocated, as increased by investment earnings and decreased by investment losses, shall be treated as forfeitures under the Plan.

4.5       Transition Contributions
          ------------------------

          (a) Except as otherwise provided in an appendix hereto, as of the end of the Plan Year beginning on January 1, 2002, each Employer shall contribute an amount to the Trust Fund on behalf of each Participant who is an Eligible Employee of such Employer as of June 30, 2002, who remains an Eligible Employee during all or part of the period beginning on July 1, 2002 and ending December 31, 2002 and who is either:

               (i) In the active employment of an Employer or another member of the Group as of December 31, 2002; or

               (ii) Not in the active  employment of an Employer or another member of the Group as of December 31, 2002 due to:

                    (A) The Employee's Early Retirement or retirement after his Normal Retirement Age;

                    (B)  The Employee's Disability;

                    (C) The Employee's absence on account of an authorized leave of absence with respect to which Eligible Earnings be paid; or

                    (D)  The Employee's death.

               The  total  Employer  contributions  made  pursuant  to this
               Section 4.5 shall equal the sum of those amounts individually determined under subsection (b) below. Such contribution shall be designated as a Transition
               Contribution, shall be allocated to the Transition Contribution Account of an eligible Participant as soon as practicable following the date it is made, and shall become 100% vested and nonforfeitable, as of the earlier of December 31, 2002, if the Participant is in the active employment of an Employer on such date or, if applicable to the Participant, the relevant date under Section 4.5(a)(ii) above.

          (b) The Transition Contribution allocated on behalf of a Participant who satisfies the criteria set forth in subsection (a) above shall be equal to 1 1/2 percent of that portion of the Participant's Eligible Earnings that are paid on and after July 1, 2002 and before January 1, 2003.

          (c) Notwithstanding any provision of subsection (a) above to the contrary, an Employer may elect to make and allocate some or all Transition Contributions at a time or times within the 2002 Plan Year, that is earlier than the end of the Plan Year, as set forth in subsection (a) above. This change in timing may include making such contributions and allocations on a monthly or other periodic basis, recognizing for purposes of the allocation, a Participant's Eligible Earnings for such month or other period. Notwithstanding any provision of this Section 4.5 to the contrary, in the event an Employer makes an election under this subsection and as a result, Transition Contributions for a given Plan Year are allocated on behalf of an Employee who is not eligible for an allocation of Transition Contributions under subsection
               (a) above, the Transition Contributions so allocated, as increased by investment earnings and decreased by investment losses, shall be treated as forfeitures under the Plan.

4.6       Discretionary Contributions
          ---------------------------

          (a) An Employer may, in its sole discretion, make an additional contribution to the Trust Fund for any given Plan Year in such amount as the Employer may determine. Such additional contribution shall be designated as a Discretionary Contribution and, except as otherwise provided in an appendix hereto, shall be allocated to the Discretionary Contribution Account maintained on behalf of each
               Participant who is an Eligible Employee of such Employer during the given Plan Year and who otherwise satisfies, for such Plan Year, the eligibility requirements for an allocation of Savings Contributions under Section 4.3(a). Except as otherwise provided in an appendix hereto, the allocation of a Discretionary Contribution among the Discretionary Contribution Accounts of such eligible Participants shall be in the ratio that each such eligible Participant's Eligible Earnings for the given Plan Year bears to the aggregate Eligible Earnings of all such eligible Participants. A Participant's Discretionary Contribution Account shall become vested and nonforfeitable as provided in Section 6.1.

          (b) Notwithstanding any provision of subsection (a) above to the contrary, an Employer may elect to make and allocate some or all Discretionary Contributions for a given Plan Year at a time or times within such Plan Year, that is earlier than the end of the Plan Year, as set forth in subsection (a) above. This change in timing may include making such contributions and allocations on a monthly or other periodic basis, recognizing for purposes of the allocation, a Participant's Eligible Earnings for such month or other period. Notwithstanding any provision of this Section 4.6 to the contrary, in the event an Employer makes an election under this subsection and as a result, Discretionary Contributions for a given Plan Year are allocated on behalf of an Employee who is not eligible for an allocation of Discretionary Contributions under subsection (a) above, the Discretionary Contributions so allocated, as increased by investment earnings and decreased by investment losses, shall be treated as forfeitures under the Plan

4.7       Limitation on Annual Additions
          ------------------------------

          Notwithstanding anything herein to the contrary, in no event shall the Annual Addition (as hereinafter defined) with respect to any Participant in any Plan Year beginning on or after January 1, 2002 exceed the lesser of (i) 100 percent of the Participant's IRC 415 compensation (as described in Section 415(c)(3) of the Code), or (ii) $40,000, or such greater amount as is permissible under Section 415(c)(1)(A) of the Code, subject to any adjustment under Section 415(d) of the Code.

          For purposes of this Section 4.7, with respect to each Plan Year, the term "Annual Addition" with respect to any Participant means the sum of that portion of the following amounts, if any, allocated on behalf of the Participant:

          (a)  Basic Salary Reduction Contributions made in accordance with
               Section 3.1;

          (b)  Company  Matching  Contributions  made  in  accordance  with
               Section 4.1;

          (c)  Safe Harbor Matching  Contributions  made in accordance with
               Section 4.2;

          (d)  Savings Contributions made in accordance with Section 4.3;

          (e)  Special Contributions made in accordance with Section 4.4;

          (f)  Transition  Contributions  made in  accordance  with Section
               4.5;

          (g)  Discretionary  Contributions made in accordance with Section
               4.6;

          (h)  Qualified  Contributions  made in  accordance  with  Section
               4.10;

          (i) Other Employer contributions that may be permitted under this Plan, including any appendix hereto;

          (j)  Forfeitures; and

          (k)  Amounts described in Code Section 415(l)(1) and 419A(d)(2).

          If a Participant is also participating in another tax-qualified defined contribution plan maintained by any member of the Group, the otherwise applicable limitation on Annual Additions under this Plan shall be reduced by the amount of annual additions (within the meaning of Section 415(c)(2) of the Code) under any such other defined contribution plan.

          If the limitations applicable to any Participant in accordance with this Section 4.7 would be exceeded, the contributions made by or on behalf of a Participant under the Plan shall be reduced in the following order, but only to the extent necessary to meet the limitations: (i) after-tax contributions made to any tax-qualified plan sponsored by a member of the Group, (ii) Basic Salary Reduction Contributions to the extent not matched by Company Matching Contributions or Safe Harbor Matching Contributions, (iii) Basic Salary Reduction Contributions to the extent matched by Company Matching Contributions, (iv) Special Contributions and (v) Savings, Transition and/or Discretionary Contributions.

          In the event that, notwithstanding the foregoing provisions of this Section 4.7, the limitations with respect to Annual Additions prescribed hereunder are exceeded with respect to any Participant and such excess arises as a consequence of an error in estimating Compensation or Eligible Earnings, the allocation of forfeitures, if any, or a reasonable error in determining the amount of Basic Salary Reduction Contributions:

               (i) The after-tax contribution and Basic Salary Reduction Contribution portions of such excess shall be returned to the Participant, along with any income attributable thereto; and

               (ii) All  other  contributions  shall be held in a  suspense account and shall be used to reduce Employer contributions for all Participants in the Plan Year, and all succeeding years, as necessary.

4.8       Limitation on Company Matching Contributions (Plan Years beginning
          --------------------------------------------
          before January 1, 2003)

          (a) Notwithstanding the foregoing provisions of Article III and this Article IV and effective solely with respect to Plan Years beginning before January 1, 2003, the Administrative Committee shall limit the amount of Company Matching Contributions made on behalf of each Highly Compensated Employee who is eligible to participate in the Plan for each Plan Year, to the extent necessary to ensure that either of the following tests is satisfied:

               (i) The "Actual Contribution Percentage" (as hereinafter defined) for the group of Eligible Employees who are Highly Compensated Employees, is not more than the Actual Contribution Percentage of all other Eligible Employees multiplied by 1.25; or

               (ii) The excess of the Actual  Contribution  Percentage  for the group of Eligible Employees who are Highly Compensated Employees, over that of all other Eligible Employees is not more than 2 percentage points, and the Actual Contribution Percentage for the group of Eligible Employees who are Highly Compensated Employees is not more than the Actual Contribution Percentage of all other Eligible Employees multiplied by 2.0.

          (b) For purposes of this Section 4.8, the term "Actual Contribution Percentage" shall mean, for any specified group of Eligible Employees, the average of such Employees' Contribution Percentages (as defined below).

          (c) For purposes of this Section 4.8, the term "Contribution Percentage" shall mean for any Eligible Employee, the ratio of:

               (i) The Company Matching Contributions which, in accordance with the rules set forth in Treasury Regulation Section 1.401(m)-1(b)(4), are taken into account with respect to such Plan Year; to

               (ii) Such Employee's IRC 414(s)  compensation  for such Plan
                    Year. For this purpose, IRC 414(s) compensation shall mean W-2 compensation as described in Treasury Regulation Sections 1.414(s)-1(c)(2) and 1.415-2(d)(11), and shall also include all amounts currently not included in the Employee's gross income by reason of Sections 125 of 402(e)(3) of the Code, or effective January 1, 2001, 132(f)(4) of the Code. In the case of an Employee who begins, resumes, or ceases to be eligible to have Company Matching Contributions made on his behalf during a Plan Year, the amount of IRC 414(s) compensation included in the Actual
                    Contribution Percentage test is the amount of IRC 414(s) compensation received by the Employee during the entire Plan Year.

          (d) The Contribution Percentage for a Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to make after-tax contribution, or to have matching employer contributions (within the meaning of Section 401(m)(4)(A) of the Code) made on his behalf under 2 or more plans described in Section 401(a) of the Code that are maintained by the Company, or other member of the Group, shall be determined as if the total of such after-tax contributions and matching employer contributions were made under a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under Treasury Regulations.

               If the Plan is permissibly aggregated or is required to be aggregated with other plans having the same Plan Year, as provided under Treasury Regulation Section 1.401(m)-1(b)(3) for purposes of determining whether or not such plans satisfy Section 401(m), 401(a)(4), and 410(b) of the Code, then the provisions of this Section 4.8 shall be applied by determining the Actual Contribution Percentage of Employees who are eligible to participate in the Plan as if all such plans were a single plan.

          (e) In the event the Administrative Committee determines prior to any payroll period that the amount of Company Matching Contributions to be made thereafter is likely to cause the limitation prescribed in this Section 4.8 to be exceeded, the Administrative Committee, in its discretion, may reduce the amount of such contributions allowed to be made by or on behalf of Participants who are Highly Compensated Employees (and/or such other Participants as the Administrative Committee may prescribe) to a rate determined by the Administrative Committee (including a rate of 0 percent if the Administrative Committee so determines). Except as is hereinafter provided, the Participants to whom such reduction is applicable and the amount of such reduction shall be determined pursuant to such uniform and nondiscriminatory rules as the Administrative Committee shall prescribe.

          (f) Notwithstanding the foregoing, with respect to any Plan Year beginning before January 1, 2003 in which Company Matching Contributions made on behalf of Participants who are Highly Compensated Employees exceed the applicable limit set forth in Section 4.8(a), the Administrative Committee may reduce, to the extent necessary to comply with the limitations prescribed in this Section 4.8, the amount of Company Matching Contributions made on behalf of the Participants who are Highly Compensated Employees (by reducing such Company Matching Contribution in the order of Company matching Contribution amounts beginning with the largest), and distribute such excess Company Matching Contributions, to the extent then vested, (along with income attributable to such vested excess contributions, as determined pursuant to Section 4.8(g)) to the affected Participants who are Highly Compensated Employees as soon as practicable after the end of such Plan Year, and in all events prior to the end of the next following Plan Year. The amount of excess Company Matching Contributions that are not vested shall be forfeited, and shall be held in a suspense account and used to reduce the Employer's future Company Matching Contributions.

          (g) Income on excess Company Matching Contributions for the Plan Year in which such excess occurs and for any period thereafter prior to the distribution thereof shall be determined in the manner provided for in Article V.

          (h) Notwithstanding any distributions pursuant to the foregoing provisions, excess Company Matching Contributions shall be treated as Annual Additions for purposes of Section 4.7.

          (i) Distributions pursuant to this Section 4.8 shall be made proportionately from the Investment Funds with respect to the Participant's Account or Accounts from which distribution is made.

          (j) In the event that the Employer elects to make a Qualified Contribution on behalf of any or all Participants in the
               Plan, any such Qualified Contribution, to the extent specified, shall be treated as a Company Matching Contribution solely for purposes of this Section 4.8.

          (k) In determining whether the requirements of this Section 4.8 are satisfied, the Administrative Committee may, in its discretion, in accordance with regulations, take into account Participants' Basic Salary Reduction Contributions made to the Plan pursuant to Section 3.1; provided that such contributions are not taken into account in order to satisfy the requirements of Section 3.4.

          (l) The Administrative Committee may, in its sole discretion, elect to use any combination of the methods described in this Section 4.8 to satisfy the limitations contained herein, provided, however, that such combination of methods shall be applied in a uniform and nondiscriminatory manner.

          (m) The Administrative Committee shall also take all appropriate steps to meet the aggregate limitation test contained in
               Section 4.9.

4.9       Aggregate Limitation (Plan Years beginning before January 1, 2002)
          --------------------

          Any other provision of the Plan to the contrary notwithstanding and effective solely with respect to Plan Years beginning before January 1, 2002, the provisions of this Section 4.9 shall apply if the conditions of both (a) and (b) below are satisfied:

          (a) The sum of (i) the "Actual Deferral Percentage" (as defined in Section 3.4) for the group of Eligible Employees who are Highly Compensated Employees and (ii) the "Actual Compensation Percentage" (as defined in Section 4.8) for such group of Highly Compensated Employees exceeds the "Aggregate Limit" (as hereinafter defined); and

          (b) Both (i) the Actual Deferral Percentage for the group of Eligible Employees who are highly Compensated Employees exceeds 125 percent of the Actual Deferral Percentage of all other Eligible Employees and (ii) the Actual Contribution Percentage of such group of Highly Compensated Employees exceeds 125 percent of the Actual Contribution Percentage of all such other Employees.

               The term  "Aggregate  Limit" means the greater of the sum of
               (i) and (ii) below or the sum of (iii) and (iv) below:

               (i) 125 percent of the greater of (1) the Actual Deferral Percentage of the group of Eligible Employees who are not Highly Compensated Employees, or (2) the Actual Contribution Percentage of the group of Eligible Employees who are not Highly Compensated Employees, and

               (ii) 2 plus the lesser of (i)(1) or (i)(2)  above (but in no event more than 200  percent of the lesser of (i)(1) or
                    (i)(2) above).

               (iii)125  percent of the  lesser of (1) the Actual  Deferral
                    Percentage of the group of Eligible Employees who are not Highly Compensated Employees, or (2) the Actual Contribution Percentage of the group of Eligible Employees who are not Highly Compensated Employees, and

               (iv) 2 plus the greater of  (iii)(1) or (iii)(2)  above (but in no event  more than 200  percent  of the  greater of
                    (iii)(1) or (iii)(2) above).

          (c) If the Actual Deferral Percentage and/or Actual Contribution Percentage for the group of Eligible Employees who are Highly Compensated Employees, determined after any corrective distribution of excess amounts in accordance with the provisions of Section 3.4 and 4.8 have been effectuated, exceeds an amount which would cause the limits set forth in the foregoing provisions of this Section 4.9 to be exceeded, first the amount of Basic Salary Reduction Contributions and then the amount of Company Matching Contributions shall be reduced in accordance with Section 3.4 and 4.8, but only to the extent necessary to bring the Plan into compliance with the applicable limits set forth in this Section 4.9.

          (d) In determining whether the requirements of this Section 4.9 are satisfied, the Administrative Committee may in its discretion, in accordance with regulations, take into account Participants' Basic Salary Reduction Contributions made to the Plan pursuant to Section 3.1, provided that such contributions are not taken into account in order to satisfy the requirements of Section 3.4.

4.10      Qualified Contributions (Plan Years beginning before January 1, 2003)
          -----------------------

          For Plan Years beginning before January 1, 2003, an Employer may, in its sole discretion, make a Qualified Contribution in order to satisfy the requirements of Section 3.4 or 4.8. A Qualified Contribution is a contribution that (i) is made by the Employer that may be aggregated with other contributions in accordance with Section 3.4 and 4.8; (ii) is nonforfeitable at all times;
          (iii) may not be distributed to a Participant or any Beneficiary until the earliest date provided for in Section 401(k)(2)(B) of the Code (determined without regard to subsection (i)(IV) of such Section) and (iv) complies with the requirements of Treasury Regulation Section 1.401(k)-1(b)(5).

          A Qualified Contribution may take the form of a qualified matching contribution (as defined in Treasury Regulation Section 1.401(k)-(1)(g)(13)(i)), or a qualified nonelective contribution (as defined in Treasury Regulation Section 1.401(k)-1(g)(13)(ii)). The Employer shall specify the form of the Qualified Contribution, and the Participants to whom such contribution is to be allocated.

4.11      Return of Contributions
          -----------------------

          Notwithstanding any provision of the Plan to the contrary, a contribution (or part thereof) made to the Plan by an Employer shall be returned to that Employer if:

          (a)  The contribution is made by reason of mistake of fact; or

          (b) The contribution is not currently deductible under Section 404 of the Code;

          provided that such return of contribution is made within one year
          after  the   mistaken   payment  of  the   contribution   or  the
          disallowance of the tax deduction, as the case may be.

                                         ARTICLE V

                                   VALUATION OF ACCOUNTS

5.1       Maintenance of Accounts
          -----------------------

          The Administrative Committee shall separately maintain on behalf of each Participant, where applicable, and shall separately account for on a reasonable and consistent basis, an After-Tax Contribution Account, Basic Employee Contribution Account, Basic Salary Reduction Contribution Account, Company Matching Contribution Account, Discretionary Contribution Account, Qualified Contribution Account, Rollover Account, Safe Harbor Matching Account, Savings Contribution Account, Special Contribution Account, and Transition Contribution Account.

5.2       Valuation
          ---------

          As of each Valuation Date, the Administrative Committee shall cause to be adjusted the After-Tax Contribution Account, Basic Employee Contribution Account, Basic Salary Reduction Contribution Account, Company Matching Contribution Account, Discretionary Contribution Account, Qualified Contribution Account, Rollover Account, Safe Harbor Matching Account, Savings Contribution Account, Special Contribution Account, and Transition Contribution Account for each Participant on whose behalf any such Account is maintained to reflect his share of contributions (including for this purpose contributions made after such Valuation Date but credited as of such Valuation
          Date), withdrawals, distributions, income, expenses payable from the Trust Fund (and allocable to the Investment Funds in which the Participant's Accounts are invested) and any increase or decrease in the value of such Investment Funds since the preceding Valuation Date. The fair market value on the Valuation Date is to be used for this purpose, and the respective Accounts of Participants are to be adjusted in accordance with the valuation.

          The Administrative Committee reserves the right to change from time to time the procedures used in valuing any one or more of the Accounts or crediting and debiting any one or more of the Accounts if it determines, after due deliberation and upon the advise of counsel and/or the current recordkeeper, that such action is justified in that it results in a more accurate reflection of the fair market value of the Accounts. In the event of a conflict between the provisions of Article V and such new administrative procedures, the new administrative procedures shall prevail.

5.3       Valuation of Funds
          ------------------

          The Administrative Committee shall determine the fair market value of each Investment Fund as of the end of each Plan Year, and as soon as practicable thereafter shall deliver or mail to each Participant or Beneficiary a statement setting forth the fair market value of his Account in each Investment Fund.

                                 ARTICLE VI

                            VESTING OF ACCOUNTS

6.1       Vesting
          -------

          (a) A Participant shall always be 100 percent vested in the value of the After-Tax Contribution Account, Basic Employee Contribution Account, Basic Salary Reduction Contribution Account, Qualified Contribution Account, Rollover Account and Safe Harbor Matching Account maintained on his behalf. A Participant shall be 100 percent vested in the value of the Savings Contribution Account, Special Contribution Account and Transition Contribution Account maintained on his behalf as provided in Sections 4.3(a), 4.4(a) and 4.5(a), respectively.

          (b) Except as otherwise provided in an appendix hereto or in subsection (d) below, a Participant shall be vested in the Company Matching Contribution Account maintained on his behalf in accordance with the following schedule:

               YEARS OF VESTING SERVICE            VESTED INTEREST
               ------------------------            ---------------

                   Less than 3 years                  0 percent
                   3 years or more                  100 percent

               provided, however, that the portion of the Company Matching Contribution Account attributable to Company Matching Contributions made with respect to pay periods beginning on and after July 1, 2002 and before January 1, 2003, shall at all times be 100 percent vested.

          (c) Except as otherwise provided in an appendix hereto or in subsection (d) below, a Participant shall be vested in the Discretionary Contribution Account maintained on his behalf in accordance with the following schedule:

               YEARS OF VESTING SERVICE            VESTED INTEREST
               ------------------------            ---------------

                   Less than 5 years                  0 percent
                   5 years or more                  100 percent

          (d) Notwithstanding any other provision of Article VI, an Eligible Employee shall become 100 percent vested in the Company Matching Contribution Account and any Discretionary Contribution Account maintained on his behalf at:

               (i)  Normal Retirement Age;

               (ii) Early Retirement;

               (iii) The time he incurs a Disability;

               (iv) Death;

               (v)  Termination of the Plan; or

               (vi) With  respect to only an  Eligible  Employee's  Company
                    Matching Contribution Account, termination of employment due to the closing of a plant or facility or divestment of all or part of an Employer (but only with respect to Eligible Employees of such Employer who are affected by such divestment).

          (e) Notwithstanding the foregoing, if a Participant who is not fully vested in the Account maintained on his behalf incurs a 1-year Period of Severance and is subsequently rehired by an Employer, his Years of Vesting Service shall be computed by adding (i) his Years of Vesting Service earned prior to his Reemployment Commencement Date to (ii) his Years of Vesting Service that he accrues subsequent to his Reemployment Commencement Date, provided that the Participant's Period of Severance is shorter than the greater of (i) 5 years, or (ii) the aggregate number of Years of Vesting Service earned prior to his termination date. If the Participant's Period of Severance equals or is longer than the greater of (i) 5 years, or (ii) the aggregate number of Years of Vesting Service earned prior to his termination date, his Years of Vesting Service earned prior to his initial date of termination shall be ignored for all purposes.

6.2       Treatment of Forfeitures
          ------------------------

          In the event that a Participant terminates employment and is less than 100 percent vested in all Accounts, forfeitures of his non-vested interest shall be used by the Employer to reduce future Employer contributions and/or to pay reasonable Plan expenses. Amounts shall be forfeited on the earlier of the date of the distribution of his Vested Interest, or upon the fifth anniversary of the Participant's Severance from Service.

6.3       Reinstatement of Accounts
          -------------------------

          If a former Participant whose termination of employment resulted in a forfeiture pursuant to Section 6.2 is re-employed by an Employer or any member of the Group, the Participant may elect (upon giving 30 days' advance notice or such other period as may be prescribed by the Administrative Committee) to repay the Trustee, in cash, the full amount distributed to the Participant in accordance with Article IX and such repayment shall be allocated to the Participant's Account. In such event, the amount of the forfeiture (unadjusted by any gains or losses) shall be restored and credited as of the Reemployment Commencement Date to the Participant's Account in such manner as the Administrative Committee shall deem appropriate pursuant to such uniform and nondiscriminatory rules as it shall from time to time prescribe.

          If a distribution is a result of a termination of employment, the time for repayment may not end before the earlier of 5 years after the first Reemployment Commencement Date or the close of the first period of 5 consecutive 1-year Periods of Severance commencing after the distribution.

          Any Account which is restored will be derived first from amounts forfeited and not yet applied to reduce future Employer contributions, and second, if such amounts are not sufficient to make a full restoration, the Employer shall make an additional contribution in the amount necessary to complete the restoration. Years of Eligibility Service and Years of Vesting Service credited with respect to such restored amount shall also be restored.

                                ARTICLE VII

                           INVESTMENT OF ACCOUNTS

7.1       Investment of Accounts
          ----------------------

          All contributions made to the Plan by or on behalf of a Participant shall be invested in such Investment Fund or Funds which the Administrative Committee, in its discretion, shall make available to Participants, Beneficiaries and Eligible Employees. The Administrative Committee may, at any time add to, subtract from, or replace Investment Funds then being offered. The Administrative Committee shall endeavor to provide Participants with the opportunity to obtain sufficient information to make informed decisions regarding all available Investment Funds.

          A portion of an Investment Fund may be invested in short term securities issued or guaranteed by the United States of America or any agency or instrumentality thereof or any other investments of a short term nature, including corporate obligations or participations therein and through the medium of any common, collective or commingled trust fund maintained by the Trustee which is invested principally in property of the kind specified in this paragraph. A portion of an Investment Fund may be maintained in cash.

7.2       Investment Elections
          --------------------

          (a) When an Eligible Employee completes and returns the Appropriate Form to become a Participant, he shall give Notice regarding the investment of contributions made on his behalf under the Plan. The Notice shall specify, in 5% increments from 0% to 100%, the percentage of all future Basic Salary Reduction Contributions, Company Matching Contributions, Discretionary Contributions, Qualified Contributions, Safe Harbor Matching Contributions, Savings Contributions, Special Contributions and Transition Contributions (in accordance with a single election to be applied uniformly to all types of contributions) to be invested in each Investment Fund which is then made available under the Plan.

               A Participant may change the investment elections made under this Section 7.2(a) at any time by giving Notice to the Administrative Committee or its designee within such time and in accordance with such means as are designated by the Administrative Committee and communicated to Participants and Eligible Employees. Such Notice of change shall be subject to the procedural specifications set forth above (and, if applicable, subject to the limitations set forth in
               Section 7.3) and, except as may otherwise be provided in the Trust Agreement, shall be effective with respect to contributions received by the Trustee (or otherwise deposited into the Trust Fund) as of the Valuation Date on which the Notice is received or as of the next following Valuation Date, in accordance with procedures established by the Administrative Committee, and communicated to Participants and Eligible Employees.

          (b) Each Participant and Beneficiary shall have the opportunity to change the manner in which the Accounts maintained on his behalf under the Plan are invested. Such opportunity shall be exercised by giving Notice to the Administrative Committee or its designee within such time and in accordance with such means as are designated by the Administrative Committee and communicated to Participants, Eligible Employees and affected Beneficiaries. Subject to any minimum dollar limitation which may be established by the Administrative Committee from time to time, such Notice shall specify, in a whole dollar amount or in 1% increments from 0% to 100%, the dollar amount, or percentage of the total Account maintained on behalf of the Participant or Beneficiary which is to be invested in each Investment Fund then made available. Except as may otherwise be set forth in the Trust Agreement, such Notice shall be effective as of the Valuation Date on which the Notice is received by the Trustee or as of the next following Valuation Date, in accordance with procedures established by the Administrative Committee and communicated to Participants, Eligible Employees and affected Beneficiaries. Notwithstanding any provision of this Section 7.2(b) to the contrary, (i) the election hereunder shall be subject to any contractual limitations imposed on the direct transfer of assets between given Investment Funds and (ii) in no event shall a Participant or Beneficiary be permitted to effect a change in the investment of his total Account to the extent that the investment change would contradict any limitation then in effect on transfers into or out of the Mettler Toledo Stock Fund that has been established by the Administrative Committee, in its discretion, and communicated to Participants and Beneficiaries.

          (c)  Any investment  elections or changes in elections under this
               Section 7.2 may be limited or delayed by the Administrative Committee or Trustee, if, in the judgment of such party, giving immediate effect to such elections would adversely affect the Account balances of a significant number of Participants.

          (d) In the event a Participant's or Beneficiary's investment election is incomplete, the Participant or Beneficiary will be assumed to have chosen to invest in such default fund as is set forth in the Trust Agreement, or otherwise determined by the Administrative Committee.

          (e) Any investment election under the foregoing provisions of this Section 7.2 shall remain in effect until changed by another election under this Section.

          (f) Each Participant, Eligible Employee and Beneficiary is solely responsible for the selection of his investment option. The Trustee, the Administrative Committee, the Company, the Employer, and the directors, officers, supervisors and other employees of the Company and the Employer are not empowered to advise a Participant, Eligible Employee or Beneficiary as to the manner in which any portion of his Account shall be invested. The fact that an investment option is available under the Plan shall not be construed as a recommendation for investment in that investment option.

7.3       Mettler Toledo Stock Fund
          -------------------------

          The provisions of this Section shall become applicable to the extent to which Participants' and Beneficiaries' Accounts under the Plan are invested in the Mettler Toledo Stock Fund.

          (a) The Administrative Committee shall make available under the Plan an investment fund which shall consist exclusively of Common Stock; provided, however, that in the discretion of the Trustee, within guidelines set by the Administrative Committee, a portion of such fund may be held in short-term interest-bearing investments or cash pending purchase of Common Stock and to provide sufficient liquidity for exchanges out of the fund, withdrawals and loans. Such Investment Fund shall be referred to as the "Mettler Toledo Stock Fund". Subject to any limitation on contributions and/or transfers into or out of the Mettler Toledo Stock Fund that the Administrative Committee may, in its discretion, establish, a Participant or Beneficiary shall be permitted to invest contributions made to the Plan on his behalf and existing Accounts maintained under the Plan on his behalf in the Mettler Toledo Stock Fund in accordance with the provisions of Sections 7.2. Unless otherwise limited under the terms of the Trust Agreement, the Trustee may, in its discretion, purchase or sell Common Stock on the open market or by privately-negotiated transaction; provided however, that any such purchase or sale shall be made only in exchange for fair market value as determined by the Trustee and, provided further, that no commission shall be charged to or paid by the Plan with respect to any purchase or sale of Common Stock between the Plan and a party in interest (as defined in Section 3(14) of ERISA). Any distributions, dividends or other income received by the Trustee with respect to the Mettler Toledo Stock Fund shall be reinvested by the Trustee in the Mettler Toledo Stock Fund. The Administrative Committee shall provide, at such time and in such manner as it shall determine in its discretion, whether share or unit accounting be performed with respect to the Mettler Toledo Stock Fund.

          (b) The restrictions contained in this Section 7.3(b) shall apply to that portion of the Accounts maintained on behalf of Participants or Beneficiaries which are invested in the Mettler Toledo Stock Fund and, if and to the extent necessary, any election made by a Participant or Beneficiary under the Plan shall be deemed modified to be consistent with this Section 7.3(b).

               Notwithstanding the provisions of Section 7.2, and Articles VIII and XV:

               (i) No Participant or Beneficiary may, on the basis of material nonpublic information with respect to the Company or its affiliates, make an election permitted by that Section or those Articles if (1) such election would result in an exchange into or out of, loans from, withdrawals from, or an increase or decrease in the amount of contributions to the Mettler Toledo Stock Fund, and (2) the transaction resulting from such election is prohibited by Rule 10b-5.

               (ii) No  officer  may  make an  election  permitted  by that
                    Section or those Articles if such election would result in a transaction involving the Mettler Toledo Stock
                    Fund which is not an exempt transaction pursuant to Rule 16b-3.

               For purposes of this Section 7.3(b), the terms "Rule 10b-5" and "Rule 16b-3" shall mean the rules, as amended, having those designations promulgated by the United States Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, and the terms "affiliate" and "officer" shall have the meanings set forth in Rule 12b-2 and Rule 16a-1(f), respectively, both as so promulgated and amended.

7.4       Voting of Common Stock
          ----------------------

          (a) Each Participant, Eligible Employee or Beneficiary who has an Account maintained on his behalf with an investment in the Mettler Toledo Stock Fund shall have the following powers and responsibilities:

               (i) Prior to each annual or special meeting of the shareholders of Mettler-Toledo International Inc. ("MTI"), MTI shall cause to be sent to each person described in Section 7.4(a), a copy of the proxy solicitation material for such meeting, together with a form requesting confidential voting instructions for the voting of the Common Stock held in the Mettler Toledo Stock Fund in proportion to the number of units of the Mettler Toledo Stock Fund held by such a person's Accounts or, if applicable, the number of full shares of Common Stock credited under the Mettler Toledo Stock Fund to such a person's Accounts. Upon receipt of such a person's instructions, the Trustee shall then vote in person, or by proxy, such Common Stock as so instructed.

               (ii) MTI shall  cause the  Trustee  to  furnish,  as soon as practicable after receipt by the Trustee, to each person described in Section 7.4(a), notice of any tender or exchange offer for, or a request or invitation for tenders or exchanges of, Common Stock made to the Trustee. The Trustee shall request from each such person instructions as to the tendering or exchanging of Common Stock held in the Mettler Toledo Stock Fund in proportion to the number of units of the Mettler Toledo Stock Fund held by such a person's
                    Accounts or, if applicable, the number of full shares of Common Stock credited under the Mettler Toledo Stock Fund to such a person's Accounts. Within the time specified by the notice of any tender or exchange offer for, or request or invitation for tenders or exchanges of, Common Stock, the Trustee shall tender or exchange such Common Stock as to which the Trustee has received instructions to tender or exchange from the persons described in Section 7.4(a).

               (iii)Instructions  received  from the persons  described  in
                    Section 7.4(a) by the Trustee regarding the voting, tendering, or exchanging of Common Stock held in the Mettler Toledo Stock Fund shall be held in strictest confidence and shall not be divulged to any other person, including directors, officers or employees of MTI and of the Company, except as otherwise required by law, regulation or lawful process.

          (b) The Trustee shall, in its discretion, vote Common Stock for which the Trustee does not receive affirmative direction and shall, in its discretion, determine whether to tender or exchange Common Stock with respect to which the Trustee does not receive any affirmative direction.

                                ARTICLE VIII

                       WITHDRAWALS DURING EMPLOYMENT

8.1       Basic Withdrawals
          -----------------

          Subject to subsections (d), (e) and (f) below, a Participant may, by giving Notice to the Administrative Committee, elect to withdraw amounts during employment in accordance with the following order of withdrawal options; provided, however, that any Participant electing a withdrawal from the options below shall be required to exhaust all withdrawal possibilities under the options preceding the withdrawal option elected:

          (a) A Participant who is in the active employment of an Employer and who has attained age 65 may withdraw all or any portion of the Account maintained on his behalf in which he has a Vested Interest.

          (b) A Participant who is in the active employment of an Employer and who has attained age 59-1/2 but has not attained age 65 may withdraw from the Account maintained on his behalf according to the following schedule:

               (i) All or any portion of the Account that is attributable to contributions made prior to July 1, 2002 and in which he has a Vested Interest;

               (ii) All or any  portion  of the  Rollover  Account  that is attributable to Rollover Contributions made on and after July 1, 2002; and

               (iii)All  or  any  portion  of the  Basic  Salary  Reduction
                    Contribution Account that is attributable to Basic Salary Reduction Contributions made on and after July 1, 2002.

          (c) A Participant who is in the active employment of an Employer and who has not yet attained age 59-1/2 may withdraw from the Account maintained on his behalf according to the following schedule:

               (i) A Participant who has made a Rollover Contribution may withdraw all or any portion of the Rollover Account maintained on his behalf;

               (ii) A Participant who has made  contributions  to the Prior
                    Reliance Electric Plan and/or the Reliance Electric Plan may withdraw all or any portion of the Basic Employee Contribution Account and/or After-Tax Contribution Account maintained on his behalf;

               (iii)All   or  any   portion   of   the   Company   Matching
                    Contribution Account maintained on the Participant's behalf that is attributable to Company Matching Contributions made prior to July 1, 2002 and in which he has a Vested Interest; provided that if such Participant has participated in the Plan for less than five years such amount shall not include Company Matching Contributions made to the Plan within 24 months prior to the effective date of the withdrawal; and

               (iv) For a Participant who suffers a Hardship (as defined in
                    Section 8.2), such portion of the Account maintained on the Participant's behalf in which he has a Vested Interest, provided that if any portion of the withdrawal is taken from the Participant's Basic Salary Reduction Contribution Account, such withdrawal must exclude earnings credited to such Account after December 31, 1988, and the withdrawal must satisfy the provisions of Section 8.2.

          (d) Withdrawals of a Vested Interest shall be made from the Investment Funds maintained under the Plan in such order of priority as the Administrative Committee, pursuant to a uniform and nondiscriminatory policy, such direct.

          (e) Withdrawals shall be effective as of the first day of the next calendar year quarter provided that Notice has been given to the Administrative Committee at least thirty (30) days prior to such quarterly date. Partial withdrawals from any of the above categories may be made only in multiples of $100.

          (f) For periods on and after January 1, 2000 and before July 1, 2002, a Participant who withdraws any portion of the Vested Interest in the Account maintained on his behalf under
               Section 8.1(c)(iii) above shall be suspended from receiving an allocation of Company Matching Contributions for a period of six months following the effective date of such withdrawal. Except as provided in the preceding sentence and in Section 8.2(b) below, a Participant exercising the withdrawal provisions of this Section 8.1 shall not have his participation in the Plan restricted on account of such withdrawal.

8.2       Hardship Withdrawals
          --------------------

          For purposes of this Plan, the term "Hardship" means a circumstance resulting from an immediate and heavy financial need of the Participant. The Administrative Committee shall not allow a Hardship distribution to be made to a Participant unless the requirements of subsections (a) and (b) below are satisfied:

          (a) The Participant may incur a Hardship arising from one of the following expenses:

               (i) Medical expenses described in Section 213(d) of the Code previously incurred by the Participant, the Participant's spouse or dependents (as defined in Section 152 of the Code) or necessary for these persons to obtain medical care described in Section 213(d) of the Code;

               (ii) Costs  directly  related to the purchase of a principal
                    residence  for  the  Participant   (excluding  mortgage
                    payments thereon);

               (iii)The cost of tuition  and related  educational  fees for the next 12 months of post-secondary education for the Participant, the Participant's spouse, children, or dependents; or

               (iv) The  amount  needed  to  prevent  the  eviction  of the
                    Participant from his principal residence or foreclosure of a mortgage on his principal residence.

          (b)  The distribution by reason of Hardship:

               (i) May not be more than the amount of the Participant's immediate and heavy financial need, provided, however, that such need may include amounts necessary to pay income taxes and penalties reasonably anticipated to result from the distribution;

               (ii) May not be made unless the Participant has obtained all distributions, other than Hardship withdrawals, and all non-taxable loans that are currently available under all qualified and nonqualified plans of all members of the Group;

               (iii)May not be made  unless the  Participant  is  suspended from having Basic Salary Reduction Contributions and Company Matching Contributions made on his behalf to the Plan (and he is suspended from making employee contributions and elective contributions to all other qualified and nonqualified plans of deferred compensation, inclusive of stock option, stock purchase, and similar plans maintained by an Employer, excluding mandatory employee contributions to a defined benefit plan or health or welfare benefit plans) for the six-month period beginning on the effective date of the Hardship withdrawal pursuant to this Section 8.2; and

               (iv) For Hardship  withdrawals taken before January 1, 2002, will result in a limitation on the amount of Basic Salary Reduction Contributions which may be made on a Participant's behalf under the Plan (and all other plans maintained by a member of the Group) for the taxable year following the taxable year of the Hardship withdrawal, with such limitation being equal to the Code Section 402(g) limit for such following taxable year less the amount of such Participant's Basic Salary Reduction Contributions for the taxable year of the Hardship withdrawal.

          After the 6-month period of suspension under (b)(iii) above ceases, the Participant may resume contributions hereunder by giving Notice in accordance with Section 2.2.

          The determination of the existence of a Hardship and the determination of the amount required to be distributed to meet the need created by the Hardship shall be made by the Administrative Committee pursuant to uniform and nondiscriminatory rules, consistent with the requirements of the Code and applicable regulations. The Administrative Committee may require documentation from the Participant for this purpose. The Administrative Committee shall reasonably rely on the documentation submitted by the Participant, unless the Administrative Committee has actual knowledge to the contrary.

          The Company may, by amendment, change the conditions necessary to obtain a Hardship withdrawal, or may modify or discontinue the Hardship withdrawal provisions of this Plan, to the extent permitted by applicable law or regulation.

8.3       Payment of Withdrawals
          ----------------------

          Any amounts withdrawn under Sections 8.1 and 8.2 shall be paid to a Participant as soon as practicable after the Valuation Date as of which the withdrawal election is effective. The withdrawal may be in the form of cash or, to the extent all or a portion of the Participant's applicable Accounts are invested in the Mettler Toledo Stock Fund, such amount shall be paid, at the Participant's election, in either (i) whole units of Common Stock (with fractional units being distributed in cash), (ii) cash, or
          (iii) a combination of Common Stock and cash.

8.4       Values
          ------

          All withdrawals under Sections 8.1 and 8.2 shall be based on the value of the Account maintained on behalf of the Participant as of the applicable Valuation Date on which the withdrawal election is effective. Such date shall be determined by the Administrative Committee, in its discretion, under nondiscriminatory procedures applicable to all eligible Participants.

          Notwithstanding the foregoing, the Administrative Committee may require a valuation as of the Valuation Date following the date the request for a withdrawal was received in the event that it determines that, due to a decline in the market value of all Participants' Accounts, it would be in the best interest of Participants and Beneficiaries to use the later Valuation Date. The preceding sentence shall not apply unless the Administrative Committee determines a fixed period within which all withdrawal requests will be valued as of such later Valuation Date, and announces such decision, and such period, to all Participants.

                                 ARTICLE IX

                          DISTRIBUTION OF BENEFITS

9.1       Amount of Distribution
          ----------------------

          Upon a Participant's retirement, death, Disability, or other termination of employment with an Employer and other members of the Group, the Participant or his Beneficiary, as the case may be, shall be entitled to a distribution of the Vested Interest in his Accounts, subject to the following provisions of this Article
          IX. Notwithstanding anything in this Section 9.1 to the contrary,
          Section 2.4(b) applies to a Participant who ceases to meet the definition of an Eligible Employee but continues to be in the employ of an Employer or other member of the Group.

9.2       Payment of Distribution
          -----------------------

          (a) As soon as practicable upon his termination of employment with the Group for any reason (including Disability or Early Retirement) or the occurrence of his Normal Retirement Date, a Participant shall be eligible to elect payment of his Vested Interest. Payment shall be made in a single lump sum distribution equal to the value of his Vested Interest;
               provided, however, that effective January 1, 2000 and subject to the involuntary distribution provision of Section 9.2(c), the Participant may elect payment of his Vested Interest in the form of substantially equal periodic installments over a period not in excess of his life expectancy. Notwithstanding the foregoing (i) an Employer, in the context of a business transaction, may arrange a transfer of assets and liabilities from the Plan to a qualified plan maintained by another party to the transaction who will, in connection with the transaction, employ individuals who are Participants hereunder (until such transfer of assets and liabilities) and (ii) any person who has satisfied the service requirements for Early Retirement, but terminates employment prior to attaining the age requirements set forth therein shall nevertheless be entitled upon satisfaction of such age requirements, to receive distribution of his Plan benefit in the same manner as those persons who satisfy both the age and service requirements for an Early Retirement benefit hereunder.

          (b) The value of the Vested Interest in a Participant's Accounts shall be determined as of the Valuation Date on which the distribution election is effective. Such date shall be determined by the Administrative Committee, in its discretion, under nondiscriminatory procedures applicable to all Participants. Such Valuation Date shall follow the "Election Period" (as hereinafter defined); provided, however, that a Participant or Beneficiary may affirmatively elect an immediate account distribution determined as of a Valuation Date which falls within the Election Period and on which authorized distribution directions are received by the Trustee from the Administrative Committee or its delegate. For purposes hereof, the "Election Period" shall mean the 30-day period commencing on the date on which the Administrative Committee or its delegate provides the Participant or Beneficiary with information regarding Plan distributions, including the Participant's or Beneficiary's rights with respect to a distribution in the form of a direct rollover and, if the Vested Interest is in excess of the $5,000 threshold described in subsection (c) below, the right of the Participant to defer receipt of the distribution.

          (c) If a Participant's Vested Interest as of the applicable Valuation Date is not in excess of $5,000, distribution of such Vested Interest shall be made as soon as practicable thereafter in a lump sum in cash. With respect to distributions made after December 31, 2001, a Participant's Vested Interest for purposes of this subsection (c) shall be determined without regard to that portion of the Account that is attributable to Rollover Contributions.

          (d) A Participant who terminated employment and whose Vested Interest may not be paid out under the preceding sentence must elect to either have an immediate distribution of his Vested Interest or to defer said distribution. If a Participant elects to defer said distribution, the election may remain in effect until the later of the dates stated in Sections 9.6 and 9.7, provided, however, that subject to uniform administrative procedures adopted by the Administrative Committee, such Participant shall have the opportunity to elect an immediate distribution of his Vested Interest as of any Valuation Date after such election is made. If a Participant dies while in deferred status, the Account will be distributed to the Participant's Beneficiary in accordance with Section 9.8.

          (e) All distributions shall be made in cash; provided, however, that to the extent all or a portion of a Participant's Vested Interest is invested in the Mettler Toledo Stock Fund, such amount shall be paid, at the election of the Participant, in either (i) whole units of Common Stock (with fractional units being distributed in cash), (ii) cash, or
               (iii) a combination of Common Stock and cash. In the event distribution is made in the absence of a Participant's distribution election, that portion of an Account that is invested in the Mettler Toledo Stock Fund at the time of distribution shall be paid in cash.

          (f) A Participant who terminates employment shall be given an Appropriate Form. The form must be filled out and returned to the Company within 60 days after the Participant's termination of employment to immediately process a distribution. Failure to return the form within 60 days after the Participant's termination will result in his distribution being automatically deferred until the effective date of a Participant's election to receive an immediate distribution as described herein.

9.3       Deferred Accounts
          -----------------

          In any case in which a Participant has terminated employment but distribution of his Accounts has not yet occurred, such Accounts shall be retained and administered under the Plan until such Accounts are distributed. Except as may otherwise be required by applicable law, the Administrative Committee may establish and change from time to time rules and restrictions applicable to the administration of any Accounts held on behalf of any such Participants (which rules and restrictions may differ from those generally applicable to active Participants), and the Administrative Committee may assess against the Accounts of any such Participant any reasonable costs of administering the same. Notwithstanding the foregoing, in no event will such a Participant be allowed to make withdrawals in accordance with
          Article VIII from such Accounts which have been deferred.

9.4       Distribution Requirements Applicable to Basic Salary Reduction
          Contributions
          --------------------------------------------------------------

          Basic Salary Reduction Contributions and the income allocable thereto shall in no event be distributed to a Participant or Beneficiary, as the case may be, before the earlier of such Participant's retirement, death, Disability, termination of employment, the attainment by the Participant of age 59-1/2, the Participant's Hardship, as described in Section 8.2 of the Plan, or the termination of the Plan without the establishment or maintenance of a successor plan within the meaning of Treasury Regulations and with respect to which a lump sum payment is made.

9.5       Alienation of Benefits
          ----------------------

          Except as otherwise provided by law, no benefit, interest, or payment under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, whether voluntary or involuntary, and no attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be valid nor shall any such benefit, interest, or payment be in any way liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled to such benefit, interest, or payment or subject to attachment, garnishment, levy, execution or other legal or equitable process.

          Notwithstanding the foregoing, the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a "qualified domestic relations order" (as defined in Section 414(p) of the Code) shall not be treated as an assignment or alienation prohibited by this Section 9.5. Any other provision of the Plan to the contrary notwithstanding, if a qualified domestic relations order requires the distribution of all or part of a Participant's benefits under the Plan, the establishment or acknowledgment of the alternate payee's right to benefits under the Plan in accordance with the terms of such qualified domestic relations order shall in all events be applied in a manner consistent with the terms of the Plan. Notwithstanding the foregoing, in no event shall the recognition of an alternate payee's rights in accordance with this Section
          9.5 be deemed to include the right to make a withdrawal pursuant to the provisions of Article VIII or to receive any benefits in the form of a partial payment.

          Any Accounts maintained on behalf of an alternate payee in accordance with this Section 9.5 shall in all events be invested in such Investment Fund as the Administrative Committee may from time to time specify.

          Any other provision of the Plan to the contrary notwithstanding, the Administrative Committee is authorized, pursuant to such uniform and nondiscriminatory rules as it shall establish which shall be consistent with applicable law and the terms of the applicable qualified domestic relations order, to payout as a single sum, an alternate payee's Vested Interest under the Plan if the value of such interest, as of the applicable valuation date, is not in excess of $5,000. In addition, if an alternate payee's Vested Interest under the Plan exceeds $5,000 and the alternate payee is not entitled to a share of future Employer contributions under the Plan, the alternate payee may elect to be paid such Vested Interest as soon as administratively practicable in the form of a lump sum or may elect to receive such Vested Interest at any time after the "earliest retirement age" described in Section 414(p)(4)(B) of the Code.

9.6       Latest Commencement of Benefits
          -------------------------------

          Unless a Participant otherwise elects, a Participant's benefits under the Plan shall begin not later than the 60th day after the close of the Plan Year in which the latest of the following events occur (a) the Participant attains age 65; (b) the 10th anniversary of the date the Participant's participation in the Plan commences; (c) the Participant's employment with the Company or any Employer is terminated.

9.7       Mandatory Commencement of Benefits
          ----------------------------------

          Notwithstanding any inconsistent provision of the Plan and effective January 1, 2003, all distributions under the Plan shall be made in accordance with Code Section 401(a)(9), including the incidental death benefit requirements of Code Section 401(a)(9)(G), and Treasury Regulations Sections 1.401(a)(9)-1 through 1.401(a)(9)-9. Specifically, distribution of the Participant's interest shall:

               (i)  Be completed no later than the Required Beginning Date;
                    or

               (ii) Commence  not later than the  Required  Beginning  Date with distribution to the Participant made over the life of the Participant or joint lives of the Participant and a designated beneficiary or a period not longer than the life of the Participant or joint lives of the Participants and a designated beneficiary.

               For purposes of this Section 9.7, Required Beginning Date shall mean April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70 1/2 or the calendar year in which the Participant terminates employment or retires; provided, however, if the Participant is a five-percent owner (as defined in Code Section 416), the Required Beginning Date shall be April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2, regardless of the date that the five-percent owner terminates employment or retires.

9.8       Death Benefits
          --------------

          If a Participant shall die before complete distribution of his Vested Interest, the undistributed balance of such Vested Interest shall be distributed to his Beneficiary. Each Participant shall have the right from time to time to file with the Administrative Committee a designation of Beneficiary to receive death benefits. Upon the death of the Participant, the remaining balance of the Participant's Vested Interest shall be distributed to his Beneficiary in a lump sum. Such lump sum must be paid within five years after the date of the Participant's death.

9.9       Distributions Upon Plan Termination or other Events
          ---------------------------------------------------

          Upon  termination  of  the  Plan,   complete   discontinuance  of
          contributions by Employers, or closing or divestment of any Employer (but only with respect to Eligible Employees of such Employer), Vested Interests of Participants shall be distributed at the time and in the manner as may be decided on by the Administrative Committee upon rules that will be uniformly and nondiscriminatory applied.

9.10      Identity and Competence of Payees
          ---------------------------------

          If the Administrative Committee receives evidence satisfactory to it that a person entitled to receive any benefit under the Plan is physically or mentally incompetent to receive such benefit and to give a valid release therefore, or is a minor, and that another person or an institution is then maintaining or has custody of such person, unless claim shall have been made therefore by a duly appointed guardian, committee or other legal representative, the Administrative Committee may authorize payment of such benefit to such other person or institution and the release of such other person or institution shall be a valid and complete discharge for the payment of such benefit.

          Every person becoming entitled to any benefits under the Plan shall furnish the Administrative Committee with such information as it may require, including, but not limited to, proof of age relating to himself and any person nominated as a Beneficiary.

9.11      Direct Rollover of Eligible Rollover Distribution
          -------------------------------------------------

          Notwithstanding any provision of the Plan to the contrary a Distributee may elect, subject to provisions adopted by the Administrative Committee which shall be consistent with income tax regulations, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover to such plan. For purposes of this Section:

          (a) The term "Distributee" shall mean an Employee or former Employee. In addition, such an individual's surviving spouse or such an individual's spouse or former spouse who is an alternate payee within the meaning of Section 414(p)(8) of the Code are Distributees with respect to the interest of the spouse or former spouse.

          (b) The term "Eligible Rollover Distribution" shall mean any distribution of all or any portion of the balance to the credit of the Distributee other than any distribution that is one of a series of substantially equal periodic payments made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and his beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; that portion of a Hardship withdrawal that is attributable to Basic Salary Reduction Contributions; and for periods before January 1, 2002, the portion of any distribution that is not includible in gross income. On and after January 1, 2002, a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be paid only to an individual retirement account or annuity described in Code Section 408(a) or (b), or to a qualified defined contribution plan described in Code
               Section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

          (c) The term "Eligible Retirement Plan" shall mean an individual retirement account or annuity, as described in Code Sections 408(a) and 408(b), respectively, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code that accepts that Distributee's Eligible Rollover Distribution. In addition, with respect to Eligible Rollover Distributions made after December 31, 2001, an Eligible Retirement Plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. However, with respect to Eligible Rollover Distributions made before January 1, 2002 to a surviving spouse, an "Eligible Retirement Plan" is an individual retirement account or annuity.

          (d)  The term "Direct  Rollover" shall mean a payment by the Plan
               to  the   Eligible   Retirement   Plan   specified   by  the
               Distributee.

                                         ARTICLE X

                                 ADMINISTRATION OF THE PLAN

10.1      Plan Administrator
          ------------------

          The Company shall be the "plan administrator" of the Plan within the meaning of ERISA. Administration of the Plan shall be the responsibility of the Company except to the extent that:

          (a) Administrative responsibilities have been delegated to the Administrative Committee in accordance with this Article X; and

          (b) Authority to hold the Trust Fund of the Plan has been delegated to the Trustee and authority to direct the investment and reinvestment of the Trust Fund has been delegated to the Administrative Committee; and

          (c) Authority to act for the Company has otherwise been reserved to the Board of Directors.

          The Company shall be the "named fiduciary" for purposes of ERISA; provided, however, that Participants and Beneficiaries with Accounts maintained on their behalf under the Plan shall be considered "named fiduciaries" solely to the extent of those fiduciary duties and responsibilities which are directly related to the exercise of voting rights with respect to Plan interests invested in the Mettler Toledo Stock Fund (and not to other aspects of Plan operation and/or administration).

10.2      Appointment of the Administrative Committee
          -------------------------------------------

          The Administrative Committee shall consist of not less than three persons appointed from time to time by the Board of Directors. The members of the Administrative Committee shall serve at the pleasure of the Board of Directors without compensation and without bond or other security at the pleasure of such Board. Any member of the Administrative Committee may resign by delivering his written resignation to the Board of Directors.

          The members of the Administrative Committee may appoint from their number such committees with such powers as they shall determine; may authorize one or more of their number or any agent to execute or deliver any instrument or make any payment on behalf of the Administrative Committee; and may retain counsel, employ agents and obtain clerical, medical, actuarial and accounting services as the Administrative Committee may require or deem advisable from time to time. The Administrative Committee shall hold meetings upon notice, at such place or places, and at such time or times as it may from time to time determine.

          A majority of the members of the Administrative Committee then in office shall constitute a quorum for the transaction of business at any meeting of the Administrative Committee. All action by the Administrative Committee shall be taken at a meeting of the Administrative Committee. The vote of a majority of the members present at the time of the vote, if a quorum is present at such time, shall be the act of the Administrative Committee. Any action required or permitted to be taken at any meeting of the Administrative Committee may be taken without a meeting, if a majority of the members of the Administrative Committee consent thereto in writing.

          Members of the Administrative Committee may be reimbursed for expenses properly and actually incurred in the performance of their duties.

10.3      Powers of the Administrative Committee
          --------------------------------------

          The Administrative Committee shall have sole and absolute discretion to interpret and apply the provisions of the Plan to determine the rights and status of Eligible Employees, Participants and all others under the Plan, to decide disputes arising under the Plan, and to make any determinations and findings of fact with respect to benefits payable hereunder and the persons entitled thereto as may be required for any purpose under the Plan. Without limiting the generality of the above, the Administrative Committee is hereby granted the following authority which it shall discharge in its sole and absolute discretion in accordance with Plan provisions as interpreted by the Administrative Committee:

          (a) To make all determinations of fact relating to the eligibility of any Employee to become a Participant, to make Basic Salary Reduction Contributions, to receive allocations of Company Matching Contributions, Discretionary Contributions, Safe Harbor Matching Contributions, Savings Contributions, Special Contributions, Transition Contributions and/or Qualified Contributions and to receive distributions from the Plan.

          (b) To authorize the Trustee to make payment of benefits from the Trust Fund to Participants and Beneficiaries entitled to such benefits under the Plan and to establish procedures governing the manner in which such authorizations will be made.

          (c) To develop procedures for the establishment and verification of service, Compensation and Eligible Earnings of Participants, and, after affording Participants and the Employer an opportunity to make objection with respect thereto, to establish such facts conclusively from time to time in advance of retirement.

          (d) To obtain from the Employer, Participants and Beneficiaries such information as shall be necessary for the proper administration of the Plan.

          (e) To establish rules and procedures relating to the administration of the Plan and the transaction of its business and to enforce the rules and procedures in the manner in which it sees fit.

          (f) To retain counsel, employ agents and provide for such clerical, accounting and consulting services as may be necessary or appropriate in connection with the administration of the Plan.

          (g) To perform all reporting and disclosure requirements imposed upon the Plan by ERISA, the Code, the Securities Act of 1933, as amended, the Securities and Exchange Act of 1934, as amended, or any other lawful authority.

          (h) To ensure that procedures are established which are sufficient to safeguard the confidentiality of information relating to the purchase, holding, and sale of Common Stock held in the Mettler Toledo Stock Fund and the exercise of voting, tender, and similar rights with respect to Common Stock held in the Mettler Toledo Stock Fund and to ensure that such procedures are being followed.

          (i)  To  appoint  and  remove an  independent  fiduciary  for the purpose of carrying-out activities relating to any situations which the Administrative Committee determines involves an unreasonable potential for undue Employer influence with regard to the direct or indirect exercise of shareholder rights with respect to Common Stock holdings in the Mettler Toledo Stock Fund.

          (j) To take such steps as it, in its discretion, considers necessary or appropriate to remedy any inequity under the Plan that results from incorrect information received or communicated or as the consequence of administrative error.

          (k) To correct any defect, reconcile any inconsistency or supply any omission under the Plan.

          (l) To allocate among its members or, except as provided otherwise herein, to delegate to other persons all or a portion of its powers and duties as it sees fit.

          (m) To exercise such other authority and responsibility as is specifically assigned to it under the terms of the Plan and to perform any other acts necessary to the performance of its powers and duties.

          All powers of the Administrative Committee shall be exercised in a uniform manner consistent with all provisions of the Plan unless the power is being exercised in order to correct or reconcile provisions which are inconsistent. All decisions of the Administrative Committee, including those regarding the facts of any case, the interpretation of any provision of the Plan or its application to any case, and as to any other interpretative matter or other determination or question under the Plan shall be final and binding upon the Employer, Eligible Employees, Participants, Beneficiaries and all other persons, subject to the provisions of Section 10.5. Any action taken by the Administrative Committee with respect to the rights or benefits of any person under the Plan shall be revocable by the Administrative Committee as to payments or distributions from the Trust Fund not theretofore made pursuant to such action; and appropriate adjustments may be made in future payments or distributions to a Participant or Beneficiary to offset any excess payment or make up for any underpayment previously made to such Participant or Beneficiary from the Trust Fund. No ruling or decision of the Administrative Committee in any one case shall create a basis for an adjustment in any other case prior to the date of written filing of each specific claim.

10.4      Individual Accounts
          -------------------

          The Administrative Committee shall maintain, or cause to be maintained, records showing the individual balances in each Account maintained on behalf of Participants and other persons under the Plan. However, maintenance of those records and Accounts shall not require any segregation of the funds of the Plan.

10.5      Claim Procedures
          ----------------

          For purposes of the Plan, a claim for benefit is a written application for benefit filed on an Appropriate Form with the Administrative Committee. In the event that any Participant, Beneficiary, alternate payee or other person (hereinafter referred to in this Section as the "Claimant") claims to be entitled to a benefit under the Plan, and the Administrative Committee determines that such claim should be denied in whole or in part, the Administrative Committee shall, in writing, notify such Claimant within 90 days of receipt of such claim that his claim has been denied, setting forth the specific reasons for such denial. Such notification shall be written in a manner reasonably expected to be understood by such Claimant and shall set forth the pertinent sections of the Plan relied on, an explanation of additional material or information, if any, necessary for the Claimant to perfect the claim, a statement of why the material or information is necessary, for periods on and after January 1, 2002, a statement of the Claimant's right to bring a civil action under Section 502(a) of ERISA and an explanation of the Plan's claims review procedure, including the time limits applicable to such procedure. Within 90 days after the mailing or delivery by the Administrative Committee of such notice, such Claimant may request, by mailing or delivery of written notice to the Administrative Committee, a review and/or hearing by the Administrative Committee of the decision denying the claim. If the Claimant fails to request such a review and/or hearing within such 90 day period, it shall be conclusively determined for all purposes of this Plan that the denial of such claim by the Administrative Committee is correct. If such Claimant requests a hearing within such 90 day period, the Administrative Committee shall designate a time (which time shall be not less than 7 nor more than 60 days from the date of such Claimant's notice to the Administrative Committee) and a place for such hearing, and shall promptly notify such Claimant of such time and place. If only a review is requested, the Claimant shall have 30 days after filing a request for review to submit additional written material in support of the claim. As part of such review, the Claimant or his duly authorized representative shall have the right to review, upon request and free of charge, all documents, records or other information relevant to the claim and to submit any written comments, documents, or records relating to the claim to the Administrative Committee. Following a request for review, the Administrative Committee shall provide written notification of its decision to the Claimant. Such decision shall take into account all comments, documents, records and other information properly submitted by the Claimant, whether or not such information was considered in the original claim determination. The decision on review will be binding on all parties, will be written in such a manner calculated to be understood by the Claimant, will contain specific reasons for the decision and specific references to the Plan provisions on which its decision is based, will indicate that the Claimant may review, upon request and free of charge, all documents, records or other information relevant to the claim and, for periods on and after January 1, 2002, will contain a statement of the Claimant's right to bring a civil action under Section 502(a) of ERISA. Such decision on review shall be made within a reasonable time period but not later than 60 days after receiving the request, unless special circumstances require an extension for processing the review. If such an extension is required, the Administrative Committee shall notify the Claimant of such special circumstances and of the date, no later than 120 days after the original date the review was requested, on which the Administrative Committee will notify the Claimant of its decision. If the determination of the Administrative Committee is favorable to the Claimant, it shall be binding and conclusive. If the determination of the Administrative Committee is adverse to such Claimant, it shall be binding and conclusive unless the Claimant notifies the Administrative Committee within 90 days after the mailing or delivery to him by the Administrative Committee of its determination that he intends to institute legal proceedings challenging the determination of the Administrative Committee, and actually institutes such legal proceeding within 180 days after such mailing or delivery.

10.6      Appointment of Accountant
          -------------------------

          The Company shall engage a "qualified public accountant" to prepare such audited financial statements of the operation of the Plan as shall be required by ERISA.

10.7      Indemnification of Certain Persons
          ----------------------------------

          The Company shall indemnify and hold harmless all members of the Administrative Committee from any and all liability imposed, whether individually or jointly, under ERISA and under any similar legislation, with respect to any action or omission as a fiduciary of the Plan, unless such persons have knowingly participated in, or have knowingly undertaken to conceal an act or omission knowing that such act or omission was a breach of their fiduciary duty. The Company may purchase insurance for the Administrative Committee to cover any of its potential liabilities with respect to the Plan.

10.8      Special Withdrawal Period
          -------------------------

          The Administrative Committee may, once a year, suspend the requirements of Section 8.1 of the Plan to provide for a "special withdrawal period" which shall be subject to the limitations of the Plan and/or permit an additional increase or decrease in the Basic Salary Reduction Contribution rate as stated in Section 3.3 of the Plan.

10.9      Plan Expenses
          -------------

          All  reasonable  expenses,  taxes  and  fees  of  the  Plan,  the
          Administrative Committee and the Trustee incurred in the administration of the Plan and Trust Fund shall be paid from the Trust Fund; provided, however that the obligation of the Trust Fund to pay such expenses, taxes and fees shall cease to exist to the extent that the same are paid, at the discretion of the Company, by the Employers or other members of the Group.

                                         ARTICLE XI

                                OPERATION OF THE TRUST FUND

11.1      Trust Fund; Trustee
          -------------------

          (a) All the funds of the Plan shall be held by a Trustee or Trustees appointed from time to time by the Board of Directors, in trust under a Trust Agreement adopted, or as amended, by the Board for use in providing the benefits of the Plan and paying its reasonable expenses not paid directly by any Employer; and no part of the corpus or income of the Trust Fund shall be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries under the Plan and for the payment of the reasonable expenses of the Plan, prior to the satisfaction of all liabilities with respect to them, provided that any forfeitures arising from termination of service or for other reasons shall be used to reduce Employer contributions otherwise payable, in accordance with
               Article VI. No person shall have any interest in or right to any part of the earnings of the Trust Fund or any rights in, or to, or under the Trust Fund or any part of the assets thereof, except as and to the extent expressly provided in the Plan and in the Trust Agreement.

          (b) The Trustee or Trustees also shall conform to procedures established by the Administrative Committee for disbursal of funds of the Plan. The Trustee or Trustees shall not be liable for any act performed while subject to directions of the Administrative Committee made in accordance with the terms of the Plan.

11.2      Appointment of Investment Manager
          ---------------------------------

          The Board of Directors may, in its discretion, appoint one or more investment managers (within the meaning of Section 3(38) of ERISA) to manage all or part of the assets of the Plan, including the power to acquire and dispose of said assets, as the Board shall designate. In that event, authority over and responsibility for the management of the assets so designated shall be the sole responsibility of that investment manager.

                                ARTICLE XII

                ADOPTION, AMENDMENT, TERMINATION AND MERGER

12.1      Adoption of the Plan
          --------------------

          The adoption of this Plan, and of any amendments thereof adopted subsequently, shall be conditioned on qualification of the Plan under Section 401(a) of the Code.

12.2      Right to Amend
          --------------

          This Plan may be wholly or partially amended or otherwise modified at any time by written instrument executed by the President or a Vice President of the Company, provided, however, that:

          (a) No amendment or modification may be made, at any time prior to the satisfaction of all liabilities under the Plan with respect to Participants and their Beneficiaries and with respect to the expenses of the Plan, which would permit any part of the corpus or income of the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of such persons under the Plan and for the payment of the expenses of the Plan;

          (b) No amendment or modification shall have any retroactive effect so as to deprive any person of any benefit already accrued, except that any amendment may be made retroactive which is necessary to bring the Plan into conformity with governmental regulations in order to qualify the Plan for tax purposes and meet the requirements of ERISA; and

          (c) No amendment or modification may be made which shall increase the duties or liabilities of the Trustee without the written consent of the Trustee.

12.3      Termination or Discontinuance of Contributions
          ----------------------------------------------

          (a) The Plan may be terminated at any time by the Board of Directors by written notice to the Employers, to the Administrative Committee and to the Trustee at the time acting hereunder, but only upon condition that such action is taken as shall render it impossible for any part of the corpus or income of the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of the Participants and their Beneficiaries under the Plan and for the payment of the administrative costs of the Plan.

          (b) If the Plan is terminated under Section 12.3(a) above or in the event the Plan is deemed to be partially terminated with respect to one or more groups of Eligible Employees, written notice of such determination shall be given to the
               Employers, to the Administrative Committee and to the Trustee at the time acting hereunder, the Trust Fund shall be revalued as if the termination date were the Valuation Date, and the current value of the Account of each affected Participant who is then an Eligible Employee shall become nonforfeitable, and shall be distributed in accordance with
               Article IX to the extent permissible under applicable law and regulations.

          (c) If the Plan is terminated by the Board of Directors but the Board of Directors determines that the Trust Fund shall be continued pursuant to its terms and the provisions of this Section, no further contributions shall be made by either Participants or any Employer, but the Trust Fund shall be administered as though the Plan were otherwise in full force and effect. If the Trust Fund is subsequently terminated, the provisions of Section 12.3(b) above shall then apply.

          (d) In addition to the right to amend or terminate the Plan, any Employer may at any time, by resolution of its board of directors, discontinue any or all contributions under the Plan. Unless additional action is taken by the Employer in connection with a discontinuance of contributions to the Plan, it shall be deemed that Section 12.3(c) is applicable.

12.4      Merger, Consolidation or Transfer
          ---------------------------------

          The Company may merge or consolidate the Plan with, transfer assets and liabilities of the Plan to, or receive a transfer of assets and liabilities from, any other plan without the consent of any other Employer or other person if such merger, consolidation or transfer is effectuated in accordance with applicable law and such other plan meets the requirements of
          Sections 401(a) and 501(a) of the Code. No merger or consolidation with, or transfer of assets or liabilities to, any other plan, shall be made unless the benefit each Participant in this Plan would receive if the Plan were terminated immediately after such merger or consolidation, or transfer of assets and liabilities, would be at least as great as the benefit he would have received had the Plan terminated immediately before such merger, consolidation or transfer.

                                ARTICLE XIII

                               MISCELLANEOUS

13.1      Uniform Administration
          ----------------------

          Whenever, in the administration of the Plan, any action is required by an Employer or the Administrative Committee, including, but not by way of limitation, action with respect to eligibility or classification of employees, contributions or benefits, such action shall be uniform in nature as applied to all persons similarly situated and no such action shall be taken which will discriminate in favor of Participants who are Highly Compensated Employees.

13.2      Payments from Trust Fund
          ------------------------

          The benefits under the Plan shall be payable solely from the Trust Fund and each Participant, Beneficiary or other person who shall claim the right to any payment under the Plan shall be entitled to look only to the Trust Fund for such payment. No liability for the payment of benefits or any other payments under the Plan shall be imposed upon the Administrative Committee, the Company, any Employer, or the officers, directors or stockholders of the Company.

          Except as expressly provided in the Plan, no Participant, Beneficiary or other person entitled to benefits may withdraw or receive any monies from the Trust Fund.

13.3      Plan Not a Contract of Employment
          ---------------------------------

          Nothing herein contained shall be deemed to give any Eligible Employee or Participant the right to be retained in the employ of an Employer or to interfere with the right of the Employer to discharge any Eligible Employee or Participant at any time.

13.4      Applicable Law
          --------------

          Except to the extent governed by Federal law, the Plan shall be administered and interpreted in accordance with the laws of the State of Ohio.

13.5      Unclaimed Amounts
          -----------------

          It shall be the sole duty and responsibility of a Participant or Beneficiary to keep the Administrative Committee apprised of his whereabouts and of his most current mailing address. If any benefit to be paid under the Plan is unclaimed, within such time period as the Administrative Committee shall prescribe, it shall be forfeited and applied to reduce Employer contributions and/or pay reasonable expenses of the Plan in accordance with Section 6.2; provided, however, that such forfeiture shall be reinstated if a claim is made by the Participant or Beneficiary for the forfeited benefit.

13.6      Severability
          ------------

          If any provision of this Plan is held to be invalid or unenforceable, such determination shall not affect the other provisions of this Plan. In such event, this Plan shall be construed and enforced as if such provisions had not been included herein.

13.7      Employer Records
          ----------------

          The records of a Participant's Employer shall be presumed to be conclusive of the facts concerning his employment or non-employment, Periods of Service, Periods of Severance, Compensation and Eligible Earnings unless shown beyond a reasonable doubt to be incorrect.

13.8      Application of Plan Provisions
          ------------------------------

          This Plan shall be binding on all Participants and Beneficiaries and upon heirs, executors, administrators, successors, and assigns of all persons having an interest herein. The provisions of the Plan in no event shall be considered as giving any such person any legal or equitable right against the Company or any Employer, any of its officers, Employees, directors, or shareholders, or against the Trustee, except such rights as are specifically provided for in the Plan or hereafter created in accordance with the terms of the Plan.

13.9      IRC 414(u) Compliance Provision
          -------------------------------

          Notwithstanding any provision of the Plan to the contrary and effective as of December 12, 1994, contributions, benefits and service credit with respect to qualified military service shall be provided in accordance with Section 414(u) of the Code.

13.10     IRC 125 Compliance Provision
          ----------------------------

          For purposes of determining IRC 414(s) compensation (Section 3.4(c) of the Plan) and IRC 415 compensation (Section 4.7 of the
          Plan), amounts under Section 125 of the Code include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he has other health coverage. An amount will be treated as an amount under Section 125 of the Code only if the Employer does not request or collect information regarding the Participant's other health coverage as part of the enrollment process of the health plan. This Section 13.10 shall apply to Plan Years and limitation years beginning on and after January 1, 1998.

                                ARTICLE XIV

                    PARTICIPATION IN PLAN BY AFFILIATES

14.1      Participation by Affiliate
          --------------------------

          Any member of the Group, for itself or any of its divisions, may, with the written consent of the Board of Directors of the Company, become a party to this Plan by adopting the Plan for some or all of its employees. Upon the filing with the Trustee of a certified copy of the resolutions or other documents evidencing the adoption of this Plan and the notice to the Company, the member of the Group shall be included in the Plan as an Employer, and shall be bound by all the terms thereof as they relate to its employees. Any contributions provided for in the Plan and made by such Employer shall become a part of the Trust Fund and shall be held by the Trustee subject to the terms and provisions of the Trust Agreement.

14.2      Withdrawal by Affiliate
          -----------------------

          In the event that an organization which has become an Employer shall cease to be a member of the Group, such organization shall forthwith be deemed to have withdrawn from the Plan and the Trust Agreement. Also, any 1 or more of the Employers may voluntarily withdraw from the Plan by giving 6 months' notice in writing of intention to withdraw to the Board of Directors of the Company and the Administrative Committee (unless a shorter notice shall be agreed to by the Board of Directors of the Company and the Administrative Committee). The Company may, with the consent of the Board of Directors withdraw from the Plan at any time, and the Board of Directors may in its discretion at any time withdraw the authorization of any subsidiary or any Employer to participate in the Plan.

          In any of these circumstances the affected Employees shall cease to be Participants under the Plan, and the Administrative Committee shall arrange for the withdrawal or segregation of such Employees' share of the assets of the Plan, as determined by a valuation as of the date of the event. The Administrative Committee shall have the full discretion as to the nature of the funds to be withdrawn or segregated, and its valuation thereof for that purpose shall be conclusive. Unless a savings and investment plan substantially similar in form to the Plan or such other form as may be approved by the Internal Revenue Service under Section 401(a) of the Code is continued by a successor corporation for its Employees, the Plan shall be deemed to have terminated with respect to such Employees and such segregated assets shall be fully vested to them in accordance with the provisions of Section 12.3. The Administrative Committee shall arrange for the disposition of such assets through transfers to a successor trust, as assignment of all or a portion of the rights under any insurance contract or by any other means it shall determine.

14.3      Special Rule for Corporate Reorganizations
          ------------------------------------------

          In the event the Company acquires control of any organization by purchase of assets or stock, merger, amalgamation, consolidation or any other similar event, or in the event control of the Company should be acquired by some other organization by such means, the Board of Directors, or the Administrative Committee, or any officer of the Company who has been delegated appropriate authority by the Board of Directors, may authorize such other organization to participate in the Plan upon agreement that contributions shall be made as required under the Plan, and shall determine to what extent, if any, credit for employment with such other organization shall be granted as to the employees of such other organization for the purpose of determining eligibility and vesting rights hereunder.

                                 ARTICLE XV

                                   LOANS

15.1      Availability
          ------------

          The Administrative Committee is authorized to establish and maintain a Participant loan program and may authorize loans from the Plan to Participants in such amounts and pursuant to such terms and procedures as the Administrative Committee determines in its sole discretion are appropriate, provided that such loans are available to any creditworthy Participant who is an Employee, excluding Participants on leave of absence or lay-off, temporary or part-time Employees and terminated Participants, on a uniform and nondiscriminatory basis. Loans shall be permitted for any purpose.

15.2      Terms and Procedures
          --------------------

          All loans shall be granted in accordance with the following terms and procedures:

          (a) The amount of any loan to a Participant shall not exceed the lesser of (1) $50,000 reduced by the excess of the highest outstanding loan balance of the Participant's loans outstanding during the immediately prior 12-month period (ending the day before the new loan is granted) over the outstanding balance of all loans to the Participant on the date the new loan is made; or (2) 50 percent of the Participant's Vested Interest. All loans shall be for a minimum amount of $1,000.

          (b)  All  loans   shall  be  subject  to  the   approval  of  the
               Administrative Committee or its agent.

          (c) An application for a loan by a Participant shall be made on an Appropriate Form sent to the Administrative Committee or its agent, whose action thereon shall be final.

          (d) The period of repayment for any loan shall be arrived at by mutual agreement between the Administrative Committee or its agent and the borrower, but all loans shall become due and payable upon termination of employment and the period in no event shall exceed 5 years.

          (e) Each loan shall bear a reasonable rate of interest to be determined by the Administrative Committee to be comparable to commercial lending rates on bank loans secured by certificates of deposit in the area at the time the loan is made. The interest rate on any new loan that is granted shall be redetermined from time to time pursuant to such uniform and nondiscriminatory rules as the Administrative Committee shall prescribe. Each loan shall be secured by the present and future balance in the Participant's account or by such other security as the Administrative Committee may deem to be adequate.

          (f) Each loan shall be treated as a separate investment of the funds credited to such Participant's Accounts. Loans shall be made from the Investment Funds maintained under the Plan in such order of priority as the Administrative Committee, pursuant to a uniform and nondiscriminatory policy, shall direct. Payments by a Participant on any such loan shall be credited to such Participant's account in the various Investment Funds in the same proportions as the Participant's current investment option election at the time loan payments are made.

          (g) No distribution shall be made to any Participant or former Participant or to a Beneficiary of any such Participant unless and until all unpaid loans to such Participant or former Participant, including accrued interest thereon, have been paid. In the event of termination of employment, any distribution of Account balances shall be reduced by and applied to repay the amount of any outstanding plan loans and accrued interest thereon.

          (h) A Participant may not have more than one loan outstanding at any time.

          (i) Repayment of loans shall be by payroll deduction, or other approved method, on a level amortization basis, except that a Participant may repay the outstanding principal balance of his loan at any time after one year.

          (j) In the event a Participant defaults on a Plan loan, the entire unpaid balance of the loan shall become due and payable immediately. A Participant will default on a loan if any of the following events occur:

               (i) The termination of the Participant's employment with an Employer for any reason (including death);

               (ii) Failure  of the  Participant  to make  any  payment  of principal or interest on the loan on or before the date such payment is due;

               (iii)Failure of the  Participant  to perform or observe  any of his covenants, duties or agreements under the promissory note executed by the Participant with respect to the loan;

               (iv) Receipt by the Plan of opinion of counsel to the effect that (A) the Plan will, or could, lose its status as a qualified plan under Code Section 401(a) unless the loan is repaid or (B) the loan violates, or may violate, any provision of the ERISA;

               (v) Any portion of the Participant's account that is not in excess of the amount that has been pledged as security for the loan becomes payable from the Plan to the Participant, to any Beneficiary of the Participant, or to any "alternate payee" of the Participant pursuant to any qualified domestic relations order (as defined in Code Section 414(p)); or

               (vi) The Participant  makes an assignment for the benefit of creditors, files a petition in bankruptcy, is adjudicated insolvent or bankrupt, or becomes a subject of any wage earner plan under the federal Bankruptcy Code or under any applicable state insolvency law, or there is commenced against the Participant any bankruptcy, insolvency, or other similar proceeding which remains undismissed for a period of 60 days (or the Participant by an act indicates his consent to, approval of, or acquiescence in any such proceeding).

          (k) In the event a default on a Participant loan occurs and the Participant does not pay the entire unpaid balance of the loan (with accrued unpaid interest) within 5 business days after the date the default occurs, the Participant's Vested Interest under the Plan that has been pledged as security for repayment of the Plan loan shall be applied immediately, to the extent required, to pay the entire unpaid balance of the loan (and all accrued unpaid interest thereon). Notwithstanding the foregoing, no portion of the Participant's account consisting of, or attributable to, the Participant's elective deferrals (as defined in Code Section 402(g)) shall be actually distributed for purposes of eliminating the default before the date the Participant terminates employment with the Employer, or if earlier, attains age 59-1/2.

          (l) Failure by the Administrative Committee to strictly enforce Plan rights with respect to a default on a Plan loan shall not constitute a waiver of such rights.

                                ARTICLE XVI

                     DETERMINATION OF TOP-HEAVY STATUS

16.1      General
          -------

          Notwithstanding any other provisions of the Plan to the contrary, for any Plan Year in which the Plan is a Top-Heavy Plan or Super Top-Heavy Plan, the provisions of this Article shall apply, but only to the extent required by Section 416 of the Code.

16.2      Top-Heavy Plan
          --------------

          This Plan shall be Top-Heavy and an Aggregation Group shall be a Top-Heavy Group if, as of the Determination Date for such Plan Year, the sum of the cumulative accrued benefits and cumulative accounts of Key Employees for the Plan Year exceeds 60 percent of the aggregate of all the cumulative accounts and cumulative accrued benefits.

          (a) If the Plan is not included in a Required Aggregation Group with other plans, then it shall be Top-Heavy only if (i) when considered by itself it is a Top-Heavy Plan and (ii) it is not included in a Permissive Aggregation Group that is not a Top-Heavy Group.

          (b) If the Plan is included in a Required Aggregation Group with other plans, it shall be Top-Heavy only if the Required Aggregation Group, including any permissively aggregated plans, is Top-Heavy.

16.3      Super Top-Heavy Plan
          --------------------

          This Plan shall be a Super Top-Heavy Plan if it would be a Top-Heavy Plan under Section 16.2, by substituting 90 percent for 60 percent.

16.4      Cumulative Accrued Benefits and Cumulative Accounts
          ---------------------------------------------------

          The determination of the cumulative accrued benefits and cumulative accounts under the Plan shall be made in accordance with Treasury Regulation Section 1.416-1 T-24 and 25. The present values of accrued benefits and the amounts of account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the plan under Section 416(g)(2) of the Code during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under
          Section   416(g)(2)(A)(i)   of  the  Code.   In  the  case  of  a
          distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period". However, the accrued benefits and accounts of any individual who has not performed services for an Employer during the 1-year period ending on the Determination Date shall not be taken into account.

16.5      Definitions
          -----------

          (a) "Aggregation Group" means either a Required Aggregation Group or a Permissive Aggregation Group.

          (b) "Determination Date" means with respect to any Plan Year, the last day of the preceding Plan Year, or in the case of the first Plan Year of any plan, the last day of such Plan Year, or such other date as permitted by the Secretary of the Treasury or his delegate.

          (c) "Key Employee" means any Employee or former Employee (and the Beneficiaries of such Employee) who at any time during the Plan Year that includes the Determination Date was an officer of an Employer having annual IRC 415 compensation (as defined in Section 4.7) greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of an Employer, or a 1-percent owner of an Employer who has an annual IRC 415 compensation of more than $150,000. For purposes of this subparagraph, no more than 50 Employees (or if lesser, the greater of 3 or 10 percent of the Employees) shall be treated as officers.

          (d) "Non-Key Employee" means those individuals who are not Key Employees and includes former Key Employees.

          (e) "Permissive Aggregation Group" means a Required Aggregation Group plus any other plans selected by the Company provided that all such plans when considered together satisfy the requirements of Section 401(a)(4) and 410 of the Code.

          (f) "Required Aggregation Group" means a plan maintained by the Company in which a Key Employee is a participant or which enables any plan in which a Key Employee is a participant to meet the requirements of Section 401(a)(4) of the Code or
               Section 410 of the Code. The Required Aggregation Group shall include any plan which would, but for the fact it terminated, be included in the terms of this definition.

16.6      Vesting
          -------

          For each Plan Year in which the Plan is Top-Heavy or Super Top-Heavy, the minimum vesting requirements of Section 416(b) of the Code shall be satisfied by use of the following schedule:

                    YEARS OF VESTING           VESTED PERCENTAGE
                    SERVICE
                    Less than 3 years               0 percent
                    3 years or more               100 percent

16.7      Compensation
          ------------

          For each Plan Year Compensation shall not exceed the limitation in effect under Section 1.16 for such year.

16.8      Minimum Contributions
          ---------------------

          For each Plan Year in which the Plan is Top-Heavy or Super Top-Heavy, minimum Employer contributions for a Participant who is a Non-Key Employee shall be required to be made on behalf of each Participant who is employed by an Employer on the last day of the Plan Year. The amount of minimum contribution shall be the lesser of the following percentages of IRC 415 compensation (as defined in Section 4.7 for purposes of Annual Additions):

          (a)  Three percent, or

          (b) The highest percentage at which Employer contributions or forfeitures are made under the Plan for the Plan Year on behalf of any Key Employee.

          For purposes of this Section 16.8, all defined contribution plans included in a Required Aggregation Group shall be treated as one plan.

          In the case of a Participant under this Plan who also participates in a defined benefit pension plan of a member of the Group which contains provisions intended to comply with Section 416 of the Code in the event such plan becomes a Top-Heavy plan, the defined benefit pension plan will provide the top-heavy minimum benefit which will be offset by the benefit provided under this Plan.

16.9      Defined Benefit and Defined Contribution Plan Fractions
          -------------------------------------------------------

          In order to comply with the requirements of Section 416(h) of the Code, in the case of a Participant who is or has also participated in a defined benefit plan of the Company or any member of the Group in any Plan Year in which the Plan is Top-Heavy, there shall be imposed under this Plan the following limitation in addition to any limitation which may be imposed as described in Section 4.7. In any such year beginning before January 1, 2000, for purposes of satisfying the aggregate limit on contributions and benefits imposed by Section 415(e) of the Code, benefits payable from this Plan shall, except as hereinafter described, be reduced so as to comply with a limit determined in accordance with Section 415(e) of the Code, but with the number "1.0" substituted for the number "1.25" in the "defined benefit plan fraction" (as defined in Section 415(e)(3) of the Code).

          Notwithstanding the foregoing, if the application of the additional limitation set forth in this Section 16.9 would result in the reduction of accrued benefits of any Participant under this Plan, such additional limitation shall not become operative, so long as (1) no additional contributions by Group members, forfeitures or voluntary nondeductible contributions are allocated to such Participant's accounts under any defined contribution plan maintained by the Company including this Plan and (2) no additional benefits accrue to such Participant under any defined benefit plan maintained by the Company.

16.10     Method of Determining Accrued Benefit
          -------------------------------------

          Solely for the purpose of determining if the Plan, or any other plan included in a Required Aggregation Group of which this Plan is a part is Top-Heavy, the accrued benefit of a Participant other than a Key Employee shall be determined under (1) the method, if any, that uniformly applies for the accrual purposes under all plans maintained by the Company or any other Group member, or (2) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Section 411(b)(1)(C) of the Code.

16.11     Change in Statute Automatically Incorporated
          --------------------------------------------

          In the event that Congress should provide by statute, or the Treasury Department should provide by regulation or ruling, that the limitations provided in this Article XVI are no longer necessary for the Plan to meet the requirements of Section 401 of the Code or other applicable law then in effect, such limitations shall become void and shall no longer apply, without the necessity of further amendment to the Plan.

Adopted by Mettler-Toledo, Inc., this           day of            ,          .



                                    METTLER-TOLEDO, INC.

                                    By:
                                       ----------------------------------

                                    Title:
                                          -------------------------------

                                 APPENDIX A

           SPECIAL PROVISIONS PERTAINING TO CERTAIN EMPLOYEES OF
                       METTLER INSTRUMENT CORPORATION

A.1       Purpose and Construction
          ------------------------

          The purpose of this Appendix A is to evidence special provisions applicable to certain employees of Mettler Instrument Corporation ("MICo") affected by the merger of the MICo Plan into the Plan, effective July 1, 1994. The provisions of this Appendix A shall apply to the individuals as specified herein. To the extent the provisions of the Plan, as applicable to these individuals, are inconsistent with the provisions of this Appendix A, the provisions of Appendix A shall govern. Words and phrases used herein with initial capital letters which are defined in Article I of the Plan are used herein as so defined.

A.2       Pre-Merger Date Service of MICo Employees
          -----------------------------------------

          The period of employment of an employee of MICo prior to July 1, 1994 which shall be recognized as Period(s) of Service and Year(s) of Vesting Service hereunder as of July 1, 1994 shall be determined under Sections 1.41 and 1.68 respectively, treating MICo for such purpose as having been an Employer hereunder for all relevant periods; provided, however, that in no event shall such determination result in Periods of Service or Years of Vesting Service which are less than that Service accumulated under the MICo Plan as of June 30, 1994.

A.3       Vesting of Certain Participants in MICo Plan
          --------------------------------------------

          Notwithstanding the provisions of Section 6.1, the Company Matching Contribution Account of an individual who, as of July 1, 1994, is both an Employee of MICo and a Participant in the Plan shall be 100% nonforfeitable at all times. All Eligible Employees of MICo other than those described in the preceding sentence shall become vested in Company Matching Contributions made on his behalf on and after July 1, 1994 in accordance with the provisions of Section 6.1, reflecting for this purpose, the provisions of Section A.2 above. In no event shall this Section
          A.3 alter a Participant's vested percentage in his Account attributable to employer contributions made under the MICo Plan prior to July 1, 1994 and earnings on such contributions.

                                 APPENDIX B

                              BONUS DEFERRALS

B.1       Purpose and Construction
          ------------------------

          The purpose of this Appendix B is to evidence special provisions applicable to certain Employees who are provided herein with the opportunity to defer all or part of specified bonuses which they may otherwise receive from the Employers. The provisions of this Appendix B shall apply to the Employees described herein and shall be effective for Plan Years beginning on and after January 1, 1996. To the extent the provisions of the Plan, as applicable to these Employees, are inconsistent with the provisions of this Appendix B, the provisions of Appendix B shall govern. Words and phrases used herein with initial capital letters which are defined in Article I of the Plan are used herein as so defined.

B.2       Eligibility
          -----------

          (a) Notwithstanding Sections 2.1 and 3.1 of the Plan, an Employee who satisfies the criteria specified in this Section B.2 with respect to a given Plan Year shall be eligible to defer a specified portion (as described in Section B.3) of a given Bonus Amount (as hereinafter defined) applicable to such Plan Year by giving Notice to the Administrative Committee on or before the Bonus Deferral Election Date specified in this Section B.2. With respect to any given Employee, "Bonus Amount" shall mean the annual bonus that may be payable for any given year beginning on and after January 1, 1996 under the Employer's Performance Dividend Plan.

          (b) An Employee shall be eligible to defer a Bonus Amount with respect to a given Plan Year if:

               (i) The Employee is expected to be an Eligible Employee as of the January 1 of the Plan Year in which the Bonus Amount is otherwise payable;

               (ii) The Administrative Committee, in its discretion, elects to treat Bonus Amounts applicable to the given Plan Year as eligible for deferral under the Plan; and

               (iii)The  Employee is not a Highly  Compensated  Employee as
                    of the Bonus Deferral Election Date (as hereinafter defined);

               provided, however, that an election to defer a Bonus Amount shall only be given effect if the Employee is in fact an Eligible Employee as of the date the Bonus Amount is otherwise payable. For purposes hereof, the "Bonus Deferral Election Date" with respect to any given Bonus Amount shall be the December 1 of the calendar year immediately preceding the calendar year in which the Bonus Amount is otherwise payable. No Participant may suspend or otherwise change the deferral of any Bonus Amount following the expiration of 30 days from the Bonus Deferral Election Date.

B.3       Bonus Amount Deferrals
          ----------------------

          Subject to the limitations of Sections 3.4 and 3.5 of the Plan, that portion of a Bonus Amount that may be deferred by an Eligible Employee who satisfies the criteria specified in Section
          B.2 shall be from 0 percent to 100 percent of such Bonus Amount, in multiples of 25 percent. The Bonus Amount which an Eligible Employee elects to defer shall be credited to the Employee's Basic Salary Reduction Account and a corresponding reduction shall be made in the Bonus Amount otherwise payable to the Eligible Employee in cash. The election with respect to the deferral of a Bonus Amount for any given year shall not apply to any subsequent year. Except as provided under Section B.5, any Bonus Amount deferred hereunder shall be invested in accordance with the elections in effect under Section 7.2 of the Plan at the time of deferral.

B.4       Treatment of Bonus Amount Deferrals
          -----------------------------------

          Notwithstanding any provision of the Plan to the contrary:

          (a) In no event shall Company Matching Contributions or Safe Harbor Matching Contributions be made with respect to any deferral of a Bonus Amount;

          (b) A Participant who is ineligible to make Basic Salary Reduction Contributions under Section 2.4 of the Plan shall likewise be ineligible to make a deferral of any Bonus Amount; and

          (c) The limitations on Basic Salary Reduction Contributions and the provisions pertaining to Basic Salary Reduction
               Contributions in the following Plan sections shall be equally applicable to deferrals of Bonus Amounts as follows:

               (i) Sections 3.4 and 3.5: deferrals of Bonus Amounts shall be treated as Basic Salary Reduction Contributions for the Plan Year in which the Bonus Amounts are otherwise payable;

               (ii) Section  4.7:  deferrals  of  Bonus  Amounts  shall  be included in "Annual Additions" for the Plan Year in which the Bonus Amounts are otherwise payable and shall be treated as Basic Salary Reduction Contributions for purposes of the corrective mechanisms described;

               (iii)Section  4.8(k):  deferrals  of  Bonus  Amounts  may be treated as Basic Salary Reduction Contributions for the Plan Year in which the Bonus Amounts are otherwise payable in the discretion of the Administrative Committee;

               (iv) Section  8.2(b)(iii)  and  (iv):   deferrals  of  Bonus
                    Amounts shall be treated as Basic Salary Reduction Contributions for the Plan Year in which the Bonus Amounts are otherwise payable for purposes of the limitations described;

               (v) Section 9.4: deferrals of Bonus Amounts shall be treated as Basic Salary Reduction Contributions for purposes of the limitations described.

B.5       New Participants
          ----------------

          In the event an Eligible Employee first becomes a Participant in connection with his election to defer a Bonus Amount, such Employee, in providing Notice specified in Section B.2, shall make an investment election from among those options then available under Section 7.1 and shall designate a Beneficiary on the Appropriate Form provided by the Administrative Committee. Such election and designation may be changed in accordance with the applicable provisions of the Plan, treating, to the extent necessary under Plan Section 7.2, the deferral of a Bonus Amount as a Basic Salary Reduction Contribution.

                                 APPENDIX C

           SPECIAL PROVISIONS PERTAINING TO CERTAIN EMPLOYEES OF
                         ASI APPLIED SYSTEMS, INC.

C.1       Purpose and Construction
          ------------------------

          The purpose of this Appendix C is to evidence special provisions applicable to ASI Employees. To the extent the provisions of the Plan, as applicable to these individuals, are inconsistent with the provisions of this Appendix C, the provisions of Appendix C shall govern.

C.2       Definitions
          -----------

          (a) "ASI" means ASI Applied Systems, Inc., a wholly-owned subsidiary of the Company formed in connection with the acquisition of certain assets of Former ASI.

          (b) "ASI Employee" means any Employee in the employ of ASI, including a Former ASI Employee.

          (c) "ASI Plan" means the ASI Employees' Profit Sharing Plan & Trust, and any successor thereto, in effect as of a given date hereunder.

          (d) "Employer Profit Sharing Contribution" means a contribution which, in the discretion of the Board, may be made to the Plan on behalf of certain ASI Employees with respect to any given Plan Year. Any Employer Profit Sharing Contribution shall be allocated as provided in Section C. 7 of this Appendix.

          (e) "Employer Profit Sharing Contribution Account" means the separate Account maintained for a Participant who is an ASI Employee to record his share of the Trust Fund attributable to Employer Profit Sharing Contributions made on his behalf.

          (f) "Former ASI" means ASI Applied Systems, LLC as said entity was in effect prior to the date as of which the Company acquired assets relating to said entity's reaction monitoring operations.

          (g) "Former ASI Employee" means any employee of Former ASI who became an Employee of ASI in connection with the Company's acquisition of assets relating to Former ASI's reaction monitoring operations.

C.3       Eligibility of ASI Employees
          ----------------------------

          Notwithstanding Section 2.1(a) of the Plan, any ASI Employee employed by ASI as of May 31, 1999 and who is an Eligible
          Employee as of June 1, 1999, shall become a Participant in the Plan and shall be eligible to commence Basic Salary Reduction Contributions in accordance with Section C.6 below.

          Any ASI Employee with an Employment Commencement Date on or after June 1, 1999 shall become a Participant as of the first day of the calendar year quarter coincident with or next following the latest of (i) the date on which he becomes an ASI Employee, (ii) the date on which he becomes an Eligible Employee, and (iii) the date on which he completes a 1-year Period of Service. Such an ASI Employee shall be eligible to commence Basic Salary Reduction Contributions as of any Enrollment Date on or following such date of participation.

          Effective for Plan Years beginning on and after January 1, 2003, ASI shall be considered an Excluded Entity, the participation in the Plan of any ASI Employee shall be frozen and no ASI Employee may become a Participant in the Plan.

C.4       Pre-Merger Date Service of ASI Employees
          ----------------------------------------

          A Former ASI Employee's Period of Service shall include periods of service with ASI and Former ASI in addition to periods of service with Spectra-Tech, Inc. and Spectra-Tech Applied Systems, Inc. as provided for in the ASI Plan.

C.5       Vesting of Certain Participants in ASI Plan
          -------------------------------------------

          Notwithstanding the provisions of Section 6.1, the Accounts of an individual who, as of May 31, 1999, is an ASI Employee shall be 100% nonforfeitable at all times. Any ASI Employee with an Employment Commencement Date on or after June 1, 1999 shall become vested in the Employer Profit Sharing Contribution Account maintained on his behalf in accordance with the provisions of
          Section 6.1 of the Plan as if the Employer Profit Sharing Contribution Account was a Company Matching Contribution Account.

C.6       Basic Salary Reduction Contribution
          -----------------------------------

          Any ASI Employee in the employ of ASI as of May 31, 1999, and who is an Eligible Employee as of June 1, 1999, may commence Basic Salary Reduction Contributions as soon as administratively practicable following June 1, 1999, or as of any Enrollment Date thereafter, by satisfying the procedural requirements set forth in Article II of the Plan. Notwithstanding the percentage limitations set forth in Section 3.1 of the Plan (but subject to such other restrictions contained in Article III thereof), such an ASI Employee may elect Basic Salary Reduction Contributions in an amount from 1 percent through 25 percent (in whole percentages) of Compensation otherwise payable for pay periods ending after his Basic Salary Reduction Contribution election is first effective and before January 1, 2000.

          Effective for Plan Years beginning on and after January 1, 2000, each ASI Employee shall be eligible to designate Basic Salary Reduction Contributions in accordance with Article III of the Plan.

          Effective for Plan Years beginning on and after January 1, 2003, an ASI Employee shall not be eligible to have an Employer make Basic Salary Reduction Contributions to the Plan on his behalf.

C.7       Employer Profit Sharing Contributions
          -------------------------------------

          As of any given Plan Year beginning before January 1, 2003, the Board may decide whether to make an Employer Profit Sharing Contribution on behalf of eligible ASI Employees participating in the Plan. To be eligible for an allocation of any Employer Profit Sharing Contribution made for a given Plan Year, the ASI Employee must be an Eligible Employee, must earn at least 1,000 Hours of Service during such Plan Year, and must be employed as of the last day of such Plan Year. The Employer Profit Sharing
          Contribution shall be allocated to eligible ASI Employee Participants in the ratio that each such eligible Participant's Compensation for the given Plan Year bears to the total Compensation of all such eligible Participants for the given Plan Year. Compensation as used in this Section C.7 shall be as defined in Section 1.16 of the Plan provided that, effective January 1, 2001, Compensation for purposes of this Section C.7 shall include all amounts currently not included in an ASI Employee's gross income by reason of Section 125, 132(f)(4) and 402(e)(3) of the Code.

          The following shall also be applicable to Employer Profit Sharing
          Contributions:

          (a)  An Employer  Profit  Sharing  Contribution  Account shall be
               maintained   on  behalf  of  each   eligible   ASI  Employee
               Participant;

          (b) Investment direction of the Employer Profit Sharing Contribution Account maintained on behalf of a Participant shall be implemented in accordance with Article VII of the Plan; and

          (c) The forfeiture provisions in Section 6.2 of the Plan shall also apply to nonvested Employer Profit Sharing Contribution Accounts.

          Effective for Plan Years beginning on and after January 1, 2003, an ASI Employee shall not be eligible to have an Employer Profit Sharing Contribution made to the Plan on his behalf.

C.8       Other Employer Contributions Not Applicable
          -------------------------------------------

          ASI Employees participating in the Plan shall not be eligible to participate in the Company Matching Contribution provisions of
          Section 4.1 of the Plan, the Safe Harbor Matching Contribution provisions of Section 4.2 of the Plan, the Savings Contribution provisions of Section 4.3 of the Plan, the Special Contribution Provisions of Section 4.4 of the Plan and the Transition Contribution provisions of Section 4.5 of the Plan.

C.9       Transfer of Accounts of Former ASI Employees
          --------------------------------------------

          Effective as of July 1, 1999, or as soon thereafter as is administratively practicable, accounts maintained under the ASI Plan on behalf of Former ASI Employees shall be transferred from the ASI Plan to the Plan. Records of such transferred accounts shall be kept in such manner as the Administrative Committee shall determine, provided that all protected benefits, rights and features appurtenant to such transferred accounts shall be preserved under the Plan to the extent preservation is required under Section 411(d)(6) of the Code.

C.10      Spinoff of Accounts of ASI Employee Participants
          ------------------------------------------------

          Effective as of close of business on December 31, 2002, or as soon thereafter as administratively practicable, all Accounts maintained under the Plan on behalf of Participants who are then ASI Employees shall be spunoff to another qualified defined contribution plan maintained by an Employer in a transaction satisfying the requirements of Section 12.4 of the Plan and Sections 401(a)(12) and 414(l) of the Code.

                                 APPENDIX D

           SPECIAL PROVISIONS PERTAINING TO CERTAIN EMPLOYEES OF
                               SAFELINE, INC.

D.1       Purpose and Construction
          ------------------------

          The purpose of this Appendix D is to evidence special provisions applicable to employees of Safeline, Inc. ("Safeline") who were participants in the Safeline, Inc. 401(k) Plan ("Safeline Plan") as of October 1, 1999, the effective date of the merger of the Safeline Plan into the Plan. Except as otherwise provided in this Appendix D, the provisions of the Plan other than this Appendix D shall apply to employees of Safeline on and after October 1, 1999. To the extent the provisions of the Plan, as applicable to these individuals, are inconsistent with the provisions of this Appendix D, the provisions of Appendix D shall govern.

D.2       Pre-Merger Date Service of Safeline Employees
          ---------------------------------------------

          The period(s) of employment of an employee of Safeline prior to October 1, 1999 which shall be recognized as Period(s) of Service and Year(s) of Vesting Service hereunder as of October 1, 1999 shall be determined under Sections 1.41 and 1.68 respectively, treating Safeline for such purpose as having been an Employer hereunder for all relevant periods; provided, however, that in no event shall such determination result in Periods of Service or Years of Vesting Service which are less than the service accumulated under the Safeline Plan as of October 1, 1999.

D.3       Vesting of Safeline Plan Participant
          ------------------------------------

          Notwithstanding the provisions of Section 6.1, the Accounts of an individual who, as of September 30, 1999, was both an Employee and a participant in the Safeline Plan shall become 100% vested and nonforfeitable, without regard to Periods of Service, upon such individual's attainment of age 55, provided such individual is then an Employee.

D.4       Certain Employer Contributions Not Applicable
          ---------------------------------------------

          Employees of Safeline participating in the Plan shall not be eligible to participate in the Safe Harbor Matching Contribution provisions of Section 4.2 of the Plan, the Savings Contribution
          provisions of Section 4.3 of the Plan, the Special Contribution provisions of Section 4.4 of the Plan, the Transition Contribution provisions of Section 4.5 of the Plan and the Discretionary Contribution provisions of Section 4.6 of the Plan.

D.5       Cessation of Participation and Spinoff of Safeline Participants
          ---------------------------------------------------------------

          (a) Effective for Plan Years beginning on and after January 1, 2003, Safeline shall be considered an Excluded Entity, the participation in the Plan of Employees of Safeline shall be frozen and no Employee of Safeline may become a Participant in the Plan. Further, on and after such date, an Employee of Safeline shall not be eligible to have an Employer make Basic Salary Reduction Contributions to the Plan on his behalf.

          (b) Effective as of close of business on December 31, 2002, or as soon thereafter as administratively practicable, all Accounts maintained under the Plan on behalf of Participants who are the Employees of Safeline shall be spunoff to another qualified defined contribution plan maintained by an Employer in a transaction satisfying the requirements of
               Section 12.4 of the Plan and Sections 401(a)(12) and 414(l) of the Code.

                                 EXHIBIT I

                           SPECIAL CONTRIBUTIONS

         EMPLOYEE FILE #         MONTHLY AMT          # OF YEARS *
            000703                    78.35               10
            000706                   207.38                5
            000708                   210.33                5
            000712                   264.99                2
            000717                    99.76               10
            000719                    58.41               15
            000730                    34.41               15
            000735                    36.69               15
            000737                    27.47               15
            000738                    30.99               15
            000740                   279.11                5
            000749                    39.18               15
            000751                    45.98               15
            000752                   295.55                5
            000812                   147.04                5
            000913                   113.62               10
            000914                    50.53               15
            000916                   168.56               10
            000918                    44.21               15
            000923                   148.60                5
            000928                   311.00                4
            000929                   178.28                4
            000931                    38.79               15
            000940                    69.86               15
            000943                    65.47               10
            000946                    51.05               15
            000950                    21.22               15
            000951                   311.40                5
            000953                   342.26                5
            000964                   255.34               10
            006257                   372.60                5
            008174                   111.03               10

         EMPLOYEE FILE #         MONTHLY AMT          # OF YEARS *
            008546                   475.16                5
            008569                   222.51               10
            008728                    64.84               15
            008752                   170.19               10
            008869                   198.89               10
            009009                   130.54               15
            009168                    78.85               15
            009210                   687.83               10
            009230                   212.10               10
            009254                   176.12               10
            009265                   327.27                5
            009292                    55.82               15
            009531                   110.10               10
            009534                   922.88                5
            009549                   171.65               10
            009555                    26.60               15
            009683                    93.35               10
            009702                   115.85               10
            009708                   125.74               10
            009725                   121.07               10
            009740                    91.96               10
            009778                    56.30               15
            009802                    67.95               10
            009817                    30.57               15
            009882                    29.97               15
            009955                    68.48               15
            009968                   148.64               10
            009994                   335.33                4
            010030                   132.78               15
            010101                   763.52                5
            010104                   295.10                5
            010109                   143.55               10
            015114                   240.56               10
            015189                   271.43               15
            015382                   276.15               10
            020202                   224.08               10

         EMPLOYEE FILE #         MONTHLY AMT          # OF YEARS *
            020207                   394.49                5
            020208                   141.56               10
            020217                    63.08               15
            020220                   161.38               10
            022569                   121.26               15
            022668                    85.54               10
            026827                   118.47               10
            030007                   185.85               10
            030015                   148.65               10
            030038                   103.52               10
            030079                   101.12               10
            030081                   110.27               10
            030110                    96.32               10
            030129                   138.04               10
            030161                   168.62               10
            030164                    25.10               15
            030175                   140.56               10
            030187                   102.84               10
            030196                    37.20               15
            030218                    58.01               15
            030221                    36.22               15
            030226                   231.44                5
            030261                   292.10               10
            030277                    77.29               15
            030278                   873.40                5
            030304                    28.78               15
            030341                    51.85               15
            030349                    49.79               15
            030357                    58.98               10
            030360                   285.82                5
            030363                    36.48               15
            030371                    51.34               15
            030402                    40.16               15
            030464                    73.24               10
            030471                   101.97               15
            030501                   257.21                5
         EMPLOYEE FILE #         MONTHLY AMT          # OF YEARS *
            030525                   120.17               15
            030527                    15.28               15
            030550                    16.34               15
            030556                   175.31                5
            030565                   140.59                5
            035082                   156.40               10
            035096                   411.70                5
            035130                   338.84                5
            035141                    62.43               15
            035186                   109.60               10
            035209                    52.60               15
            036000                   120.39               10
            036017                   171.36                5
            036025                   118.58               10
            036026                    47.98               10
            036044                    22.25               15
            036317                   548.34                5
            037011                   143.92               10
            037036                   121.37               10
            037044                   134.94               10
            037062                    97.24               10
            037090                    52.32               15
            037094                   124.67               10
            037110                   105.60               10
            037111                    43.50               15
            037136                   220.82                4
            037154                    76.27               10
            040048                    40.28               15
            040128                   204.89                5
            040139                    91.69               10
            040141                   302.26                5
            040144                    38.63               15
            040146                    99.50               10
            040174                    86.37               10
            040182                   133.36               10
            040209                    31.71               15
         EMPLOYEE FILE #         MONTHLY AMT          # OF YEARS *
            040210                    60.79               15
            040218                   177.24                5
            040233                    88.86               10
            040235                   237.94                5
            040237                    72.34               10
            040264                    35.45               15
            040266                   194.13                5
            040271                    39.12               15
            040274                    93.98               10
            040278                   101.48               10
            040288                   252.33                5
            040295                    36.57               15
            040309                    81.35               10
            040329                   325.63                5
            040331                    28.15               15
            040336                    38.74               15
            040349                    87.55               10
            040353                    82.13               10
            040366                   260.41                5
            040367                    82.89               10
            040402                    86.25               15
            040403                    89.40               10
            040419                    38.10               15
            040420                   309.50                5
            040421                    65.29               15
            040422                    54.96               15
            040433                   171.40                5
            040448                    20.78               15
            040474                    88.92               10
            040590                   943.65                2
            040597                   393.02                5
            040622                    82.08               10
            040630                    75.56               10
            040632                   159.99                5
            040636                    34.46               15
            040642                   144.57                5
         EMPLOYEE FILE #         MONTHLY AMT          # OF YEARS *
            040646                   139.32                5
            040653                    14.09               15
            040654                    21.72               15
            040655                    64.84               10
            040660                    12.92               15
            040661                    12.91               15
            040696                    62.23               10
            040700                    13.74               15
            040716                   130.62                5
            040732                    25.01               15
            050502                   606.78                5
            060604                    38.62               15
            067964                   311.50                5
            068065                   332.57                5
            068310                   204.79               10
            068318                   144.97               10
            068348                   184.65               10
            068564                   278.32                5
            068593                    98.88               10
            068635                   146.86               10
            068636                    92.70               10
            068667                   121.87               10
            068722                   105.81               10
            068949                    45.45               15
            068976                    72.16               15
            069177                    61.91               15
            069279                    50.33               15
            069336                    48.40               15
            069402                    38.48               15
            069508                    74.60               15
            069556                    41.14               15
            069610                    48.41               15
            069836                    87.00               10
            069937                    50.76               15
            069953                    61.08               15
            070065                   118.87               10
         EMPLOYEE FILE #         MONTHLY AMT          # OF YEARS *
            070086                    44.53               15
            070353                    26.98               15
            070701                   789.41                3
            070703                 1,184.80                1
            070707                   103.57               10
            070708                    28.32               15
            070925                    23.29               15
            071108                    75.04               10
            071192                    27.05               15
            071238                   112.93               10
            072573                   314.91                5
            072579                   135.57               10
            072584                   230.02                5
            080804                   127.19               15
            080810                    67.46               15
            080812                   106.51               15
            085056                    42.95               15
            085132                    56.69               15
            085140                    70.08               15
            085161                    39.48               15
            085215                    55.54               10
            090054                   188.60               10
            101001                   116.46               15
            101002                   574.96                5
            105924                   286.87                5
            107301                   302.71                2
            108530                   514.07                5
            109334                    71.43               15
            109436                    98.44               10
            109703                    40.06               15
            109971                   267.23                5
            130010                    76.34               15
            130180                    85.44               10
            130195                   178.68               10
            130207                   346.42               10
            130224                   213.10                5
         EMPLOYEE FILE #         MONTHLY AMT          # OF YEARS *
            130249                    74.68               15
            130260                   248.11                5
            130295                    31.91               15
            130313                   182.86               10
            130393                   149.14               10
            130409                   617.33                5
            130489                   512.86               10
            130529                 1,045.09                3
            130562                    14.65               15
            135022                   363.87                5
            135041                   201.01               10
            135067                   531.60                3
            135072                   106.99               10
            135131                    77.51               15
            135138                    80.25               10
            135156                   201.27               15
            135176                    77.01               15
            135189                   168.24               10
            136019                    10.68               15
            137082                    45.13               15
            137091                   163.40                5
            137143                    87.02               10
            140598                   285.76               10
            161602                   169.43               10
            161607                   234.08               10
            167926                   293.87                5
            168540                   121.69               10
            169229                    90.85               15
            169598                    85.79               15
            169704                   155.86               10
            169801                   142.39               15
            170268                    83.37               10
            170884                    35.93               15
            171277                    49.07               10
            171278                    39.40               10
            203699                   348.64                5
         EMPLOYEE FILE #         MONTHLY AMT          # OF YEARS *
            206970                   339.34                5
            209880                   154.01                5
            209913                   142.95               10
            210029                 1,102.96                1
            215748                   137.97               10
            221001                   109.72               15
            222001                   342.32               10
            230019                   289.16               10
            230144                    40.33               15
            230186                    26.96               15
            230430                    64.82               15
            232001                    44.09               15
            235029                   488.47                5
            235181                   229.14                5
            237050                   117.51               10
            237069                   126.08               10
            237098                    97.96               10
            237184                    28.30               15
            237208                    32.99               15
            237209                    58.03               10
            237212                    99.28               10
            240001                   590.75                5
            240208                   328.81                5
            242002                    68.91               15
            249002                   149.77               10
            250001                   599.09                5
            252001                    31.41               15
            263001                 2,254.02                1
            269020                   698.21               10
            271001                   191.61               10
            271136                    26.63               15
            273001                   122.53               15
            283001                   150.84               10
            286001                   106.53               15
            288001                   168.64               15
            309332                   219.21               10

         EMPLOYEE FILE #         MONTHLY AMT          # OF YEARS *
            309365                   125.90               10
            309818                   116.10               10
            309933                    86.57               10
            369267                   182.24               10
            369302                    46.92               15
            370389                    60.45               15
            371124                    21.38               15
            409766                   101.54               15
            572001                   257.46               10
            578001                   103.16               10
            578002                   274.38                5
            578004                   267.15                5
            578005                    34.93               15
                                  56,705.36

* Years = Special Contribution Years